As Filed with the Securities And Exchange Commission on December 27, 2001
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

 Public Service Electric                                PSE&G Capital Trust III
     and Gas Company                                    PSE&G Capital Trust IV

(Exact name of registrant                             (Exact name of registrants
as specified in charter)                                 as specified in Trust
                                                              Agreements)

       New Jersey               (State or other                Delaware
       22-1212800               jurisdiction of               22-6691384
                                incorporation or
                              organization) (I.R.S.
                          Employer Identification No.)     To Be Applied For

                                  80 Park Plaza
                                  P.O. Box 570
                          Newark, New Jersey 07101-0570
                                 (973) 430-7000
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                   ----------

                                 Robert E. Busch
                Senior Vice President and Chief Financial Officer
                                  80 Park Plaza
                                  P.O. Box 570
                          Newark, New Jersey 07101-0570
                                 (973) 430-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

                                 with copies to:

   James T. Foran, Esquire                        Howard G. Godwin, Jr., Esquire
  General Corporate Counsel                       Sidley Austin Brown & Wood LLP
        80 Park Plaza                                    875 Third Avenue
        P.O. Box 570                                 New York, New York 10022
Newark, New Jersey 07101-0570

        Approximate date of commencement of proposed sale to the public:

      From time to time after the Registration Statement becomes effective, as determined by market conditions and other factors.

                                   ----------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |_|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum     Proposed Maximum
    Title Of Each Class Of             Amount To Be    Offering Price Per   Aggregate Offering       Amount of
Securities To Be Registered (1)       Registered (2)      Unit (3)(4)          Price (3)(4)      Registration Fee
-----------------------------------------------------------------------------------------------------------------
Public Service Electric and
  Gas Company Senior Debt
  Securities ......................
-----------------------------------------------------------------------------------------------------------------
PSE&G Capital Trust III and IV
  Trust Preferred Securities ......
-----------------------------------------------------------------------------------------------------------------
Public Service Electric and
  Gas Company Guarantees
  with respect to Trust
  Preferred Securities (5) ........
-----------------------------------------------------------------------------------------------------------------
Public Service Electric and
  Gas Company Deferrable
  Interest Subordinated
  Debentures ......................
-----------------------------------------------------------------------------------------------------------------
Total .............................   $1,000,000,000         100%             $1,000,000,000        $239,000 (6)
=================================================================================================================

(1) Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2) There is being registered hereunder (a) a presently indeterminate principal amount of Public Service Electric and Gas Company Senior Debt Securities and (b) a presently indeterminate number of Trust Preferred Securities of PSE&G Capital Trust III and IV and related Guarantees and Deferrable Interest Subordinated Debentures of Public Service Electric and Gas Company for which no separate consideration will be received, all with an aggregate initial offering price not to exceed $1,000,000,000.
(3)   Estimated solely for the purpose of determining the registration fee.
(4) Pursuant to Rule 457(n) and (o), the registration fee is calculated on the basis of the proposed maximum offering price of the securities being offered.
(5) This registration is deemed to include the rights of holders of the Trust Preferred Securities under the Guarantees and certain backup undertakings as described in the Registration Statement.
(6) As permitted by Rule 429 under the Securities Act of 1933, the prospectus included herein is a combined prospectus which also relates to Registration Statement No. 333-2763 previously filed by the registrants on Form S-3 and declared effective on June 12, 1996 as to which securities having an aggregate offering price of $47,000,000 remain unsold. The registration fee of $11,233 associated with such securities was previously paid. Accordingly, the registration fee consists of $227,767 paid herewith and the $11,233 previously paid. This registration statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-2763, which shall become effective concurrently with this registration statement in accordance with section 8(c) of the Securities Act of 1933.

                                   ----------

      The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                EXPLANATORY NOTE

      This   Registration   Statement   contains  the   following  two  separate
prospectuses:

      1. A form of prospectus to be used in connection with offerings by Public Service Electric and Gas Company of its Senior Debt Securities.

      2. A form of prospectus to be used in connection with offerings by PSE&G Capital Trust III and PSE&G Capital Trust IV of Trust Preferred Securities, together with related debt securities and guarantees of Public Service Electric and Gas Company.

The Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

                 Subject to Completion, Dated December 27, 2001

PROSPECTUS

Public Service Electric and Gas Company
80 Park Plaza, P.O. Box 570
Newark, New Jersey 07101-0570
(973) 430-7000

                                 $1,000,000,000

                                  [LOGO] PSE&G

                                 Debt Securities

                                   ----------

      We may offer from time to time, together or separately, one or more series of our unsecured senior debt. The Debt Securities will rank equally with all of our other unsubordinated and unsecured indebtedness.

      When a particular series of Debt Securities is offered, we will prepare a prospectus supplement setting forth the particular terms of the offered Debt Securities. You should read this prospectus and any prospectus supplement carefully before you make any decision to invest in the Debt Securities.

      The aggregate initial public offering price of all Debt Securities which may be sold under this prospectus shall not exceed $1,000,000,000 less the aggregate initial public offering price of any securities of certain of our funding entities which are sold under a separate prospectus which also constitutes a part of the registration statement of which this prospectus constitutes a part.

      We will sell the Debt Securities through competitive bidding procedures set forth in our Statement of Terms and Conditions Relating to Bids for New Senior Debt Securities. See "Plan of Distribution" for a description of the applicable competitive bidding procedures.

      This prospectus may not be used to consummate sales of the Debt Securities without the delivery of one or more prospectus supplements.

      These Securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has any of these organizations determined that this prospectus is accurate and complete. Any representation to the contrary is a criminal offense.

                      The date of this prospectus is , 2002

                              About This Prospectus

      This prospectus is part of a registration statement that Public Service Electric and Gas Company filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the Debt Securities described in this prospectus in one or more offerings of one or more series. The aggregate principal amount of Debt Securities which we may offer under this prospectus is $1,000,000,000 less the aggregate initial public offering price of any securities of certain of our funding entities which are sold under a separate prospectus filed with the same registration statement. Each time we sell Debt Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

      We believe that we have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with or incorporated by reference into the registration statement.

                       Where You Can Find More Information

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may read and copy any material on file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

      You may also inspect these documents at the New York Stock Exchange, Inc. (the "New York Stock Exchange") where certain of our securities are listed.

      The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 prior to the termination of any particular offering of Debt Securities.

      o     Our Annual Report on Form 10-K for the year ended December 31, 2000.

      o Our Amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2001.

      o Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and September 30, 2001.

      You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

                                 J. Brian Smith
                          Director, Investor Relations
                            PSEG Services Corporation
                            80 Park Plaza, 6th Floor
                                Newark, NJ 07101
                            Telephone (973) 430-6564

      You should rely only on the information contained or incorporated in this prospectus or in the prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other representations. Our affairs may change after this prospectus and the prospectus supplement are distributed. You should not assume that the information in this prospectus and the prospectus supplement are accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.

                           FORWARD-LOOKING STATEMENTS

      This prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus include certain forward-looking statements. The forward-looking statements reflect our expectations, objectives and goals with respect to future events and financial performance and are based on assumptions and estimates that we believe are reasonable. However, actual results could differ materially from anticipated results. Important factors which may affect the actual results include, but are not limited to, commodity prices, political developments, market and economic conditions, industry competition, the weather, changes in financial markets and changing legislation and regulations. The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus and any prospectus supplement are intended to qualify for the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended.

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY

      We are an operating public utility company engaged principally in the transportation, distribution and sale of electric energy and gas service in New Jersey. We currently supply electric energy and gas service in areas of New Jersey where approximately 5.5 million people, about 70% of the State's population, reside. Our electric and gas service area is a corridor of approximately 2,600 square miles running diagonally across New Jersey from Bergen County in the northeast to an area below the City of Camden in the southwest. The greater portion of this area is served with both electricity and gas, but some parts are served with electricity only and other parts with gas only. As of September 30, 2001, we provided service to approximately 2.0 million electric customers and approximately 1.6 million gas customers. This heavily populated, commercialized and industrialized territory encompasses most of New Jersey's largest municipalities, including its six largest cities--Newark, Jersey City, Paterson, Elizabeth, Trenton and Camden--in addition to approximately 300 suburban and rural communities. This service territory contains a diversified mix of commerce and industry, including major facilities of many corporations of national prominence. Our load requirements are almost evenly split among residential, commercial and industrial customers. We believe that we have all the franchises (including consents) necessary for our electric and gas distribution operations in the territory we serve. Such franchise rights are not exclusive.

      We are a New Jersey corporation. Our principal office is located at 80 Park Plaza, Newark, New Jersey 07101; our telephone number is 973-430-7000. In this prospectus, unless otherwise indicated, "we", "our" and "us" refer to Public Service Electric and Gas Company and its consolidated subsidiaries.

      You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

                                 USE OF PROCEEDS

      Unless we state otherwise in the accompanying prospectus supplement, net proceeds from the sale of the Debt Securities will be added to our general funds and will be used for general corporate purposes including the redemption or refunding of our outstanding indebtedness.

                         DESCRIPTION OF DEBT SECURITIES

      We may issue our Debt Securities from time to time. The Debt Securities will be issued under an Indenture (the "Indenture") dated as of December 1, 2000 between us and First Union National Bank, as Trustee (the "Trustee"). The Indenture is filed as an exhibit to the registration statement. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). Selected provisions of the Indenture have been summarized below. This summary is not complete. You should read the Indenture for provisions that may be important to you. In the summary below, references to section numbers of the Indenture are included so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the Indenture. Parenthetical references below are to the Indenture or to the TIA, as applicable.

General

      The Debt Securities will be our unsecured obligations. They will rank equally with all of our other unsecured and unsubordinated indebtedness. The Indenture (Section 301) provides that the Debt Securities which are the subject of this prospectus and any of our additional unsecured debt securities, unlimited as to aggregate principal amount, may be issued in one or more series thereunder, in each case as authorized from time to time by or pursuant to authority granted by our Board of Directors. Debt Securities issued under the Indenture are herein collectively referred to, when a single trustee is acting for all debt securities issued under the Indenture, as the "Indenture Securities". We have the ability to issue Indenture Securities with terms different from those of Indenture Securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of Indenture Securities and issue additional Indenture Securities of such series (unless such reopening was restricted when such series was created).

Provisions Applicable to Particular Series

      The Indenture provides that any Debt Securities proposed to be sold pursuant to this prospectus and an accompanying prospectus supplement, as well as other of our unsecured debt securities, may be issued under the Indenture in one or more series, as authorized by us from time to time. The particular terms of such Offered Securities and any modifications of or additions to the general terms of the Debt Securities as described in this prospectus that may be applicable in the case of the Offered Securities will be described in the applicable prospectus supplement. Accordingly, for a description of the terms of any Offered Securities, you should refer to both the prospectus supplement for that series and the description of Debt Securities set forth in this prospectus.

      You  should  refer  to  the   prospectus   supplement  for  the  following
information for each particular series of Offered Securities:

            (1) The title of such Debt Securities.

            (2) The aggregate principal amount of such Debt Securities and any limit on the aggregate principal amount of Debt Securities of such series.

            (3) If other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or the method by which such portion will be determined.

            (4) The date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Debt Securities will be payable.

            (5) The rate or rates at which such Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which such interest will accrue or the method by which such date or dates will be determined, the date or dates on which such interest, if any, will be payable and the Regular Record Date or Dates, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which any such date will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

            (6) The date or dates on which or the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at our option and whether we are to have that option.

            (7) Our obligation, if any, to redeem, repay or purchase such Debt Securities, in whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the other terms and conditions upon which, such Debt Securities will be so redeemed, repaid or purchased.

            (8) Whether such Debt Securities are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any
      restrictions   applicable  to  the  offer,  sale  or  delivery
      of Bearer Securities and the terms, if any, upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether such Debt Securities will be issuable initially in temporary global form, whether any such Debt Securities will be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Debt Securities of such series in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if Registered Securities are to be issuable as a global security, the identity of the depositary for such Debt Securities.

            (9) Whether the amount of payments of principal of (or premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based on one or more Currencies, commodities, equity indices or other indices) and the manner in which such amounts will be determined.

            (10) The place or places, if any, other than or in addition to The City of New York, where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where any Registered Securities may be surrendered for registration of transfer, where such Debt Securities may be surrendered for exchange, where Debt Securities of a series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and where notices or demands to or upon us in respect of such Debt Securities and the Indenture may be served.

            (11) The denomination or denominations in which such Debt Securities will be issuable, if other than $1,000, or any integral multiple thereof, in the case of Registered Securities and $5,000 in the case of Bearer Securities.

            (12) If other than the Trustee, the identity of each Security Registrar and/or Paying Agent.

            (13) The date as of which any Bearer Securities of the series and any temporary Debt Security issued in global form representing Outstanding Securities of the series will be dated if other than the date of original issuance of the first Debt Security of the series to be issued.

            (14) The applicability, if at all, to such Debt Securities of the provisions of Article Fourteen of the Indenture described under " - Satisfaction and Discharge, Defeasance and Covenant Defeasance" and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article.

            (15) The Person to whom any interest on any Registered Security of the series will be payable, if other than the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer
      Security  of  the  series  shall  be  payable,   if  otherwise  than  upon
      presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Debt Security issued in global form will be paid if other than in the manner provided in the Indenture.

            (16) If such Debt Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions.

            (17) Whether and under what circumstances we will pay Additional Amounts, as contemplated by Section 1004 of the Indenture, on such Debt Securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option).

            (18) The provisions, if any, granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified.

            (19) Any deletions from, modifications of or additions to the Events of Default or covenants with respect to such Debt Securities (which Events of Default or covenants are consistent with the Events of Default or covenants set forth in the general provisions of the Indenture).

            (20) Whether such Debt Securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such Debt Securities will be so convertible or exchangeable.

            (21) Any other terms of such Debt Securities.

      If applicable, the prospectus supplement will also set forth a discussion of federal income tax considerations relevant to the Debt Securities being offered.

      For purposes of this prospectus, any reference to the payment of principal of (or premium, if any) or interest, if any, on such Debt Securities will be deemed to include mention of the payment of any Additional Amounts required by the terms of such Debt Securities.

      Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Federal income tax and other considerations pertaining to any such Original Issue Discount Securities will be discussed in the applicable prospectus supplement.

      The Indenture also provides that there may be more than one Trustee thereunder, each with respect to one or more different series of Indenture
Securities. See also "- Resignation and Removal of Trustee" herein. At a time when two or more Trustees are acting under the Indenture, each with respect to only certain series, the term Indenture Securities, as used herein, will mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under the Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the one or more series of Indenture Securities for which it is Trustee. If two or more Trustees are acting under the Indenture, then the Indenture Securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

      The general provisions of the Indenture do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction. Reference is made to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or the covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Registration and Transfer

      Debt  Securities  of  a  series  may  be  issuable  solely  as  Registered
Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. The Indenture also provides that Debt Securities of a series may be issuable in global form. (Section 203) See "Book-Entry Debt Securities". Unless otherwise provided in the prospectus supplement, Debt Securities denominated in U.S. dollars (other than Global Securities, which may be of any denomination) are issuable in denominations of $1,000, or any integral multiples of $1,000 (in the case of Registered Securities), and in the denomination of $5,000 (in the case of Bearer Securities). (Section 302) Unless otherwise indicated in the prospectus supplement, Bearer Securities will have interest coupons attached. (Section 201)

      Registered Securities will be exchangeable for other Registered Securities of the same series. If (but only if) provided in the prospectus supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons which are in default) of any series may be similarly exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If so provided, Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in the prospectus supplement, Bearer Securities will not be issued in exchange for Registered Securities. (Section 305)

      Registered Securities of a series may be presented for registration of transfer and Debt Securities of a series may be presented for exchange (1) at each office or agency required to be maintained by us for payment of such series as described in "Payment and Paying Agents", and (2) at each other office or agency that we may designate from time to time for such purposes. No service charge will be made for any transfer or exchange of Debt Securities, but we may require payment of any tax or other governmental charge payable in connection therewith. (Section 305)

      We will not be required to (1) issue, register the transfer of or exchange Debt Securities during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption, or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption; (2) register the transfer of or exchange any Registered
Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; (3) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or (4) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid. (Section 305)

Payment and Paying Agents

      Unless otherwise provided in the prospectus supplement, premium, if any, and interest, if any, and Additional Amounts, if any, on Registered Securities will be payable at any office or agency to be maintained by us in Newark, New Jersey and New York, New York, except that at our option interest (including Additional Amounts, if any) may be paid (1) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (2) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 301, 1001 and 1002) Unless otherwise provided in the prospectus supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

      If Debt Securities of a series are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities, unless otherwise provided in the prospectus supplement, we will be required to maintain an office or agency (1) outside the United States at which, subject to any applicable laws and regulations, the principal of (and premium, if any) and interest, if any, on such series will be payable and (2) in The City of New York for payments with respect to any Registered Securities of such series (and for payments with respect to Bearer Securities of such series in the limited circumstances described below, but not otherwise); provided that, if required in connection with any listing of such Debt Securities on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for such Debt Securities in any city located outside the United States required by such stock exchange. (Section 1002) The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, principal of (and premium, if any) and interest, if any, on Bearer Securities may be paid by wire transfer to an account maintained by the Person entitled thereto with a bank located outside the United States. (Sections 307 and 1002) Unless otherwise provided in the prospectus supplement, payment of installments of interest on any Bearer Securities on or before Maturity will be made only against surrender of coupons for such interest installments as they severally mature. (Section 1001) Unless otherwise provided in the prospectus supplement, no payment with respect to any Bearer Security will be made at any office or agency we maintain in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of (and premium, if any) and interest, if any, on Bearer Securities payable in U.S. dollars will be made at the office of our Paying Agent in The City of New York if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

      We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Events of Default

      The following will constitute Events of Default under the Indenture (Section 501):

      1. default in the payment of any interest on or of any coupon upon or any Additional Amounts payable in respect of any Debt Security of that series or of any coupon appertaining thereto and continuance of such default for a period of 30 days;

      2. default in the payment of the principal of (or premium, if any, on) any Debt Security of that series when the same becomes due and payable, whether at its maturity, earlier redemption or repayment or otherwise;

      3. default in the deposit of any sinking fund payment when due by the terms of any Debt Security of that series;

      4. default in the performance, or breach, of any covenant or agreement of ours in the Indenture with respect to any Debt Security of that series, continued for 60 days after written notice to us;

      5. certain events in bankruptcy, insolvency or reorganization affecting us; and

      6. any other Event of Default provided with respect to Debt Securities of that series.

      We  are  required  to  file  with  the  Trustee,  annually,  an  officer's certificate as to our compliance with all conditions and covenants under the Indenture. (Section 1005) The Indenture provides that the Trustee may withhold notice to the holders of Debt Securities of a series of any default (except payment defaults on such Debt Securities of that series) if it considers it in the interest of the holders of Debt Securities of such series to do so. (Section
601)

      If an Event of Default with respect to Debt Securities of a series has occurred and is continuing, the Trustee or the holders of not less than 25% in principal amount of Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series due and payable immediately. (Section 502)

      Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default with respect to Debt Securities of a series has occurred and is continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of Debt Securities of that series, unless such holders have offered such Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with such request.
(Section 507 and TIA Section 315) Subject to such provisions for the indemnification of the Trustee, the holders of a majority in principal amount of the Outstanding Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

      The holders of a majority in principal amount of the Outstanding Debt Securities of a series may, on behalf of the holders of all Debt Securities of such series and any related coupons, waive any past default under the Indenture with respect to such series and its consequences, except a default (1) in the payment of the principal of (or premium, if any) or interest, if any, on or Additional Amounts payable in respect of any Debt Security of such series or any related coupons or (2) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each Outstanding Debt Security of such series affected thereby. (Section 513)

Merger or Consolidation

      The Indenture provides that we may not consolidate with or merge with or into any other corporation or convey or transfer our properties and assets as an entirety or substantially as an entirety to any Person, unless either we are the continuing corporation or such corporation or Person assumes by supplemental indenture all of our obligations under the Indenture and the Indenture Securities issued thereunder and immediately after the transaction no default shall exist. (Section 801)

Modification or Waiver

      Modification and amendment of the Indenture may be made by us and the Trustee with the consent of the holders of a majority in principal amount of all Outstanding Indenture Securities that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the holder of each Outstanding Indenture Security affected thereby, among other things:

      1. change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any such Indenture Security;

      2. reduce the principal amount of, or the rate or amount of interest in respect of, or any premium payable upon the redemption of, any such Indenture Security;

      3. change any of our obligations to pay Additional Amounts in respect of any such Indenture Security;

      4. reduce the portion of the principal of an Original Issue Discount Security or Indexed Security that would be due and payable upon a declaration of acceleration of the Maturity thereof or provable in bankruptcy;

      5. adversely affect any right of repayment at the option of the holder of any such Indenture Security;

      6. change the place or Currency of payment of principal of, or any premium or interest on, any such Indenture Security;

      7. impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or on or after any Redemption Date or Repayment Date therefor;

      8.    adversely  affect  any right to convert or  exchange  any  Indenture
            Security;

      9. reduce the percentage in principal amount of such Outstanding Indenture Securities, the consent of whose holders is required to amend or waive compliance with certain provisions of the Indenture or to waive certain defaults thereunder;

      10.   reduce the requirements for voting or quorum described below; or

      11. modify any of the foregoing requirements or any of the provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect any such waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Indenture Security affected thereby. (Section 902)

      The holders of a majority in aggregate principal amount of Outstanding Indenture Securities have the right to waive our compliance with certain covenants in the Indenture. (Section 1006)

      Modification and amendment of the Indenture may be made by us and the Trustee thereunder, without the consent of any holder, for any of the following purposes:

      1. to evidence the succession of another Person to us as obligor under the Indenture;

      2. to add to our covenants for the benefit of the holders of all or any series of Indenture Securities issued under the Indenture and any related coupons or to surrender any right or power conferred upon us by the Indenture;

      3. to add Events of Default for the benefit of the holders of all or any series of Indenture Securities;

      4. to add to or change any provisions of the Indenture to facilitate the issuance of, or to liberalize the terms of, Bearer Securities, or to permit or facilitate the issuance of Indenture Securities in uncertificated form, provided that any such actions do not adversely affect the holders of such Indenture Securities or any related coupons;

      5. to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there are no Indenture Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provisions;

      6. to secure the Indenture Securities under the Indenture pursuant to the requirements of Section 801, or otherwise;

      7. to establish the form or terms of the Indenture Securities of any series and any related coupons;

      8. to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

      9. to cure any ambiguity, defect or inconsistency in the Indenture, provided such action does not adversely affect the interests of holders of Indenture Securities of any series or any related coupons in any material respect; or

      10. to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Indenture Securities, provided that such action shall not adversely affect the interests of the holders of any such Indenture Securities and any related coupons in any material respect. (Section
            901)

      In determining whether the holders of the requisite principal amount of Outstanding Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of holders of Indenture Securities, (1) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, (2) the principal amount of an Indexed Security that may be counted in making such determination or calculation and that will be deemed outstanding for such purpose will be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of the Indenture and (3) Indenture Securities owned by us or any other obligor upon the Indenture Securities or any Affiliate of ours or of such other obligor shall be disregarded. (Section 101)

      The Indenture contains provisions for convening meetings of the holders of Indenture Securities of a series if Indenture Securities of that series are issuable as Bearer Securities. (Section 1501) A meeting may be called at any time by the Trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the Outstanding Indenture Securities of that series, in any such case upon notice given as provided in the Indenture. (Section 1502) Except for any consent that must be given by the holder of each Indenture Security affected thereby, as described above, any resolution presented at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Indenture Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding Indenture Securities of a series may be adopted at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Indenture Securities of that series. Any resolution passed or decision taken at any meeting of holders of Indenture Securities of a series duly held in accordance with the Indenture will be binding on all holders of Indenture Securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the Outstanding Indenture Securities of a series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Indenture Securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding Indenture Securities of that series will constitute a quorum. (Section 1504)

      Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of Indenture Securities of a series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding Indenture Securities affected thereby or of the holders of such series and one or more additional series: (1) there shall be no minimum quorum requirement for such meeting and (2) the principal amount of the Outstanding Indenture
Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture. (Section 1504)

Satisfaction and Discharge, Defeasance and Covenant Defeasance

      We may discharge certain obligations to holders of Debt Securities of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest, if any, and any Additional Amounts with respect thereto, to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be. (Section 401)

      The Indenture provides that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series and any related coupons pursuant to Section 301 thereunder, we may elect either

      o to defease and be discharged from any and all obligations with respect to such Debt Securities and any related coupons (except for the obligations to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt
            Securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities and any related coupons, to maintain an office or agency in respect of such Debt Securities and any related coupons, and to hold moneys for payment in trust) (defeasance) (Section 1402) or

      o to be released from its obligations under any covenant specified pursuant to Section 301 with respect to such Debt Securities and any related coupons, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities and any related coupons (covenant defeasance) (Section 1403), in either case upon the irrevocable deposit by us with the Trustee (or other qualifying trustee), in trust, of:

            o     an amount in U.S. dollars;

            o Government Obligations (as defined below) applicable to such Debt Securities and coupons that through the payment of principal and interest in accordance with their terms will provide money in an amount; or

            o a combination thereof in an amount, sufficient to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities and any related coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

      Such a trust may only be established if, among other things, we have delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of such Debt Securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance under the first clause above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. (Section 1404)

      Government Obligations means securities which are (1) direct obligations of the United States or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof. Government Obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from the amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt. (Section 101)

      In the event we effect covenant defeasance with respect to any Debt Securities and any related coupons and such Debt Securities and coupons are declared due and payable because of the occurrence of any Event of Default other than the Events of Default described in clause 4 or 6 under "-Events of Default" (Section 501) with respect to any covenant to which there has been defeasance, the amount of Government Obligations and funds on deposit with the Trustee will be sufficient to pay amounts due on such Debt Securities and coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities and coupons at the time of the acceleration resulting from such Event of Default. In such case, we would remain liable to make payment of such amounts due at the time of, acceleration. (Section 501)

      If the Trustee or any Paying Agent is unable to apply any money in accordance with the Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then our obligations under the Indenture and such Debt Securities and any related coupons shall be revived and reinstated as though no deposit had occurred pursuant to the Indenture, until such time as such Trustee or Paying Agent is permitted to apply all such money in accordance with the Indenture; provided, however, that if we make any payment of principal of (or premium, if any) or interest, if any, on any such Debt Security or any related coupon following the reinstatement of its obligations, we shall be subrogated to the rights of the holders of such Debt Securities and any related coupons to receive such payment from the money held by the Trustee or Paying Agent.

      The prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series and any related coupons.

Book-Entry Debt Securities

      Debt Securities of a series may be issued, in whole or in part, in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form (a "Global Security"). Unless otherwise provided in the prospectus supplement, Debt Securities that are represented by a Global Security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on Debt Securities represented by a Global Security will be made by us to the Trustee, and then by such Trustee to the depositary.

      We anticipate that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company (the "DTC"), New York, New York, that such Global Securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any such Global Securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

      So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or holders thereof under the Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; such laws may limit the transferability of beneficial interests in a Global Security.

      If (1) DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us; (2) we determine, in our sole discretion, not to have any Debt Securities represented by one or more Global Securities, or (3) an Event of Default under the Indenture has occurred and is continuing, then we will issue individual Debt Securities in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such Debt Securities in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, Debt Securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

      The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

      Registered Owner. The Debt Securities will be issued as fully registered securities in the name of Cede & Co., which is DTC's partnership nominee. The Trustee will deposit the Global Securities with the depositary. The deposit with the depositary and its registration in the name of Cede & Co. will not change the nature of the actual purchaser's ownership interest in the Debt Securities.

      DTC's Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

      DTC is owned by a number of its direct participants and the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations who directly participate in DTC. Other entities may access DTC's system by clearing transactions through or maintaining a custodial relationship with direct participants. The rules applicable to DTC and its participants are on file with the SEC.

      DTC's Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. Doing so eliminates the need for physical movement of securities certificates.

      Participants' Records. Except as otherwise provided in this prospectus or a prospectus supplement, purchases of Debt Securities must be made by or through a direct participant, which will receive a credit for the Debt Securities on the depositary's records. The purchaser's interest is in turn to be recorded on the participants' records. Actual purchasers will not receive written confirmation from the depositary of their purchase, but they generally receive confirmations along with periodic statements of their holdings from the participants through which they entered into the transaction.

      Transfers of interest in the Global Securities will be made on the books of the participants on behalf of the actual purchasers. Certificates representing the interest in Debt Securities will not be issued unless the use of Global Securities is suspended.

      The depositary has no knowledge of the actual purchasers of Global Securities. The depositary's records only reflect the identity of the direct participants, who are responsible for keeping account of their holdings on behalf of their customers.

      Notices Among the Depositary, Participants and Actual Owners. Notices and other communications by the depositary, its participants and the actual purchasers will be governed by arrangements among them, subject to any legal requirements in effect.

      Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the Global Securities. The depositary generally mails an omnibus proxy to us just after the applicable record date. That proxy assigns Cede & Co.'s voting rights to the direct participants to whose accounts the Debt Securities are credited at that time.

      Payments. Principal and interest payments made by us will be delivered to the depositary. DTC's practice is to credit direct participants' accounts on the applicable payment date unless it has reason to believe that it will not receive payment on that date. Payments by participants to actual purchasers will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant and not the depositary, the Trustee or us, subject to any legal requirements in effect at that time.

      We are responsible for payment of principal, interest and premium, if any, to the Trustee who is responsible for paying it to the depositary. The depositary is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the actual purchasers.

      DTC may discontinue providing its services as securities depositary with respect to the Debt Securities at any time by giving reasonable notice to the applicable Paying Agent or us. Under such circumstances, in the event that a successor securities depositary is not appointed, Debt Security certificates are required to be printed and delivered.

      We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Debt Security certificates will be printed and delivered.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that we believe to be reliable, but we take no responsibility for the accuracy thereof.

      Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of Debt Securities issued as Global Securities will be direct participants in DTC.

      None of any underwriter or agent, the Trustee, any applicable Paying Agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Resignation and Removal of Trustee

      The Trustee may resign or be removed with respect to one or more series of Indenture Securities and a successor Trustee may be appointed to act with respect to such series. (Section 608) In the event that two or more persons are acting as Trustee with respect to different series of Indenture Securities under the Indenture, each such Trustee shall be a Trustee of a trust thereunder separate and apart from the trust administered by any other such Trustee (Section 609), and any action described herein to be taken by the Trustee may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Indenture Securities for which it is Trustee.

The Trustee

      We maintain ordinary banking relationships with First Union National Bank, including credit facilities and lines of credit. First Union National Bank also serves as trustee under the Indenture dated August 1, 1924, with respect to our First and Refunding Mortgage Bonds and under other indentures under which we or our affiliates are the obligor.

                              PLAN OF DISTRIBUTION

      We will sell the Offered Securities through competitive bidding procedures set forth in our Statement of Terms and Conditions Relating to Bids for New Senior Debt Securities (the "Terms and Conditions") filed as Exhibit 1-1a to this registration statement. Written notice of bidding for any series of Offered Securities will be provided, in accordance with the Terms and Conditions, to prospective bidders or, in the case of a group of bidders, to the representative of the group, who have notified us that they intend to submit a bid and wish to be provided with notice of the time and date of bidding, at least twenty-four hours prior to the time designated for the opening of bids for a new series or issue of Offered Securities. Such notice will advise bidders of:

      (1)   the date and time for receipt of bids,

      (2) whether bids will be received in writing, by telephone confirmed in writing or either in writing or by telephone confirmed in writing,

      (3) the principal amount of the particular series or issue of the Offered Securities,

      (4)   the series designation of the Offered Securities,

      (5) the minimum and maximum percentages of principal amount which may be specified in the bid as the purchase price for the Offered Securities,

      (6)   the term of the Offered Securities,

      (7) the terms and conditions upon which such Offered Securities may be redeemed, either at our option, pursuant to any sinking fund or otherwise, and

      (8) such other provisions that we may set to establish the terms and conditions of the Offered Securities and the terms of the bidding therefore.

      Thereafter, we may also notify such bidders or representative, orally, confirmed in writing, not less than 30 minutes prior to the time designated for receiving bids, of any reduced principal amount of the Offered Securities for which we may elect to receive bids.

      Upon the acceptance of a bid for a series or issue of the Offered Securities, a Purchase Agreement, substantially in the form of Exhibit 1-1b to this registration statement, will become effective providing for the issuance and sale of such Offered Securities pursuant to a firm commitment underwriting on the terms set forth therein.

      The prospectus supplement will set forth the terms of the offering of the particular series or issue of Offered Securities to which such prospectus supplement relates, including, as applicable:

      1. the name or names of the successful bidders with whom we have entered into the Purchase Agreement;

      2.    the  initial  public  offering  or  purchase  price of such  Offered
            Securities;

      3. any underwriting discounts, commissions and other items constituting underwriters' compensation from us and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers;

      4.    the net proceeds to us; and

      5. the securities exchanges, if any, on which such Offered Securities will be listed.

      Some of the underwriters, dealers or agents and some of their affiliates who participate in the distribution of Offered Securities may engage in other transactions with, and perform other services for, us and our affiliates in the ordinary course of business.

      The form of the Purchase Agreement provides that the consummation of the purchase of each series or issue of the Offered Securities will be subject to certain conditions precedent and that we will indemnify each underwriter or purchaser against certain civil liabilities, including liabilities under the Securities Act.

                                 LEGAL OPINIONS

      The validity of the Debt Securities will be passed upon for us by James T. Foran, Esquire, General Corporate Counsel or R. Edwin Selover, Esquire, Senior Vice President and General Counsel, and for any underwriters, dealers or agents by Sidley Austin Brown & Wood LLP, New York, New York. Messrs. Selover and Foran are also employees of our affiliate, PSEG Services Corporation.

                                     EXPERTS

      Our consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

      Subject to Completion, Preliminary Prospectus Dated December 27, 2001

PROSPECTUS

                             PSE&G CAPITAL TRUST III
                             PSE&G CAPITAL TRUST IV
                           TRUST PREFERRED SECURITIES
                 GUARANTEED TO THE EXTENT THE ISSUER THEREOF HAS
                     AVAILABLE FUNDS AS SET FORTH HEREIN BY
                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                                   ----------

      PSE&G Capital Trust III and PSE&G Capital Trust IV may severally offer, from time to time, their respective trust preferred securities (the "Preferred Securities") representing undivided beneficial interests in the assets of such Issuer. Public Service Electric and Gas Company ("PSE&G") will be the owner of beneficial interests represented by the common securities of each Issuer.

      Pursuant to a guarantee agreement to be entered into by PSE&G with respect to each series of Preferred Securities, PSE&G will agree to make payments of cash distributions with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities but only to the extent that such Issuer holds funds available therefor and has not made such payments as more fully described herein.

      The Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Preferred Securities issued pursuant to the registration statement of which this prospectus forms a part shall not exceed $1,000,000,000, less the aggregate initial public offering price of any securities of PSE&G which are sold under a separate prospectus which also constitutes a part of the registration statement of which this prospectus constitutes a part. Certain specific terms of an Issuer's Preferred Securities will be set forth in an accompanying prospectus supplement.

      The Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. See "Plan of Distribution". The names of any such underwriters or dealers involved in the sale of the Preferred Securities of a particular Issuer, the number of Preferred Securities to be purchased by any such underwriters or dealers and any applicable commissions or discounts will be set forth in the accompanying prospectus supplement. The net proceeds to each Issuer will also be set forth in the accompanying prospectus supplement.

      These Securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has any of these organizations determined that this prospectus is accurate and complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is     , 2002.

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that Public Service Electric and Gas Company and the Issuers filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, the Issuers may, from time to time, sell any amount of the Preferred Securities described in this prospectus in one or more offerings of one or more series. The aggregate principal amount of Preferred Securities that the Issuers may offer under this prospectus is $1,000,000,000 less the aggregate principal amount of any PSE&G debt securities that are sold under a separate prospectus filed with the same registration statement. Each time the Issuers sell Preferred Securities, they will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

      The Issuers believe that they have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with or incorporated by reference into this registration statement.

                       WHERE YOU CAN FIND MORE INFORMATION

      PSE&G files annual, quarterly and special reports, proxy statements and other information with the SEC. PSE&G's filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may read and copy any material on file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

      You may also inspect these documents at the New York Stock Exchange, Inc. (the "New York Stock Exchange") where certain of PSE&G's securities are listed.

      The SEC allows the Issuers to "incorporate by reference" information that PSE&G files with the SEC, which means that the Issuers can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that PSE&G files later with the SEC will be deemed to automatically update and supersede this incorporated information. PSE&G incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 prior to the termination of any particular offering of Preferred Securities.

      o     PSE&G's  Annual Report on Form 10-K for the year ended  December 31,
            2000.

      o PSE&G's Amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2001.

      o PSE&G's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and September 30, 2001.

      You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

                                 J. Brian Smith
                          Director, Investor Relations
                            PSEG Services Corporation
                            80 Park Plaza, 6th Floor
                                Newark, NJ 07101
                            Telephone (973) 430-6564

      You should rely only on the information contained or incorporated by reference in this prospectus or in the prospectus supplement. Neither the Issuers nor PSE&G have authorized anyone else to provide you with different or additional information. You should not rely on any other representations. PSE&G's affairs may change after this prospectus and any prospectus supplement is distributed. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

                           FORWARD-LOOKING STATEMENTS

      This prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus include certain forward-looking statements. The forward-looking statements reflect the Issuers' and PSE&G's expectations, objectives and goals with respect to future events and financial performance and are based on assumptions and estimates that the Issuers and PSE&G believe are reasonable. However, actual results could differ materially from anticipated results. Important factors which may affect the actual results include, but are not limited to, commodity prices, political developments, market and economic conditions, industry competition, the weather, changes in financial markets and changing legislation and regulations. The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus and any prospectus supplement are intended to qualify for the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended.

                                   THE ISSUERS

      Each of PSE&G Capital Trust III and PSE&G Capital Trust IV (each, an "Issuer" and jointly, the "Issuers") is a statutory business trust created under Delaware law pursuant to (1) a trust agreement executed by PSE&G, as sponsor for each Issuer, and the Issuer Trustees (as defined below) (except for the Property Trustee with respect to PSE&G Capital Trust IV) and (2) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

      Each Issuer exists for the exclusive purposes of issuing and selling its Trust Securities and using the proceeds from the sale of its Trust Securities to acquire a corresponding series of Debentures, maintaining the status of the Issuer as a grantor trust for federal income tax purposes and engaging in those activities necessary, convenient or incidental to the foregoing. All of the beneficial interests represented by common securities (the "Common Securities") of each Issuer will be owned by PSE&G. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of that Issuer, except that upon the occurrence and continuance of an event of default with respect to the corresponding series of Debentures (a "Debenture Event of Default") under the Indenture dated as of June 1, 1996 (as amended and supplemented from time to time, the "Indenture") between PSE&G and First Union National Bank, as trustee (the "Debenture Trustee"), the rights of the holders of such Common Securities to payment of cash distributions ("Distributions") and payments upon redemption and liquidation will be subordinated to the rights of the holders of such Preferred Securities. The Indenture will be qualified as an indenture under the Trust Indenture Act.

      Each Issuer's business and affairs are conducted by three trustees, each appointed by PSE&G as holder of the Common Securities: (1) First Union National Bank (the "Property Trustee"); (2) an affiliate of the Property Trustee that has its principal place of business in the State of Delaware (the "Delaware Trustee"); and (3) one individual trustee who is an employee or officer of or affiliated with PSE&G (the "Administrative Trustee", and collectively with the Property Trustee and the Delaware Trustee, the "Issuer Trustees"). The holder of the Common Securities, or the holders of at least a majority in aggregate liquidation amount of an Issuer's Preferred Securities if an event of default under the Trust Agreement (a "Trust Agreement Event of Default") has occurred and is continuing, will be entitled to remove and replace the Property Trustee and the Delaware Trustee. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustee, which voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each of the Issuer Trustees are governed by the applicable Trust Agreement.

      Pursuant to the Trust Agreement of each Issuer, PSE&G will pay all fees and expenses related to that Issuer and the offering of its Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of that Issuer except such Issuer's obligations under its Preferred Securities.

      The principal place of business of each Issuer is 80 Park Plaza, Newark, New Jersey 07101, and its telephone number is (973) 430-7000.

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

      PSE&G is an operating public utility company engaged principally in the transportation, distribution and sale of electric energy and gas service in New Jersey. It currently supplies electric energy and gas service in areas of New Jersey where approximately 5.5 million people, about 70% of the State's population, reside. Its electric and gas service area is a corridor of approximately 2,600 square miles running diagonally across New Jersey from Bergen County in the northeast to an area below the City of Camden in the southwest. The greater portion of this area is served with both electricity and gas, but some parts are served with electricity only and other parts with gas only. As of September 30, 2001, PSE&G provided service to approximately 2.0 million electric customers and approximately 1.6 million gas customers. This heavily populated, commercialized and industrialized territory encompasses most of New Jersey's largest municipalities, including its six largest cities--Newark, Jersey City, Paterson, Elizabeth, Trenton and Camden--in addition to approximately 300 suburban and rural communities. This service territory contains a diversified mix of commerce and industry, including major facilities of many corporations of national prominence. PSE&G's load requirements are almost evenly split among residential, commercial and industrial customers. PSE&G believes that it has all the franchises (including consents) necessary for its electric and gas distribution operations in the territory it serves. Such franchise rights are not exclusive.

      It is a New Jersey corporation. Its principal office is located at 80 Park Plaza, Newark, New Jersey 07101; its telephone number is 973-430-7000.

      You can obtain additional information about PSE&G in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

                                 USE OF PROCEEDS

      The proceeds to be received by the Issuers from the sale of the Preferred Securities offered hereby will be used by the Issuers to purchase Debentures from PSE&G. Unless otherwise specified in the accompanying prospectus supplement, the proceeds from the sale of the Debentures will be added to PSE&G's corporate funds and used by PSE&G for general corporate purposes including the redemption or refunding of its outstanding indebtedness.

                     DESCRIPTION OF THE PREFERRED SECURITIES

      Pursuant to the terms of each Trust Agreement, the Issuers will issue the Preferred Securities and the Common Securities. The Preferred Securities of an Issuer will represent undivided beneficial interests in the assets of such Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to the payment of Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the applicable Trust Agreement. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of the other.

General

      The Preferred Securities of each Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under " -- Subordination of Common Securities." The proceeds from the sale of the Preferred Securities and the Common Securities will be used by the related Issuer to purchase a corresponding series of Debentures from PSE&G. The Debentures will be held in trust by the Property Trustee for the benefit of the holders of the related Trust Securities. Each Guarantee Agreement executed by PSE&G for the benefit of the holders of each Issuer's Preferred Securities (each, a "Guarantee") will be subordinate and junior in right of payment to all general liabilities of PSE&G. Pursuant to each Guarantee, PSE&G will agree to make payments of Distributions and payments on redemption or liquidation with respect to such Preferred Securities, but only to the extent the related Issuer holds funds available therefor and has not made such payments. See "Description of the Guarantee."

      It  is  anticipated   that  the  assets  of  each  Issuer   available  for
distribution to the holders of its Preferred Securities will be limited to payments from PSE&G under the corresponding series of Debentures in which such Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of the Debentures." If PSE&G fails to make a payment on a series of Debentures, the related Issuer will not have sufficient funds to make related payments, including Distributions, on its Preferred Securities.

Distributions

      Distributions on the Preferred Securities of each Issuer will be payable at a rate specified (or at a rate whose method of determination is described) in the accompanying prospectus supplement for such Preferred Securities. Unless otherwise specified in such prospectus supplement, the amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

      Unless otherwise specified in such prospectus supplement, distributions on the Preferred Securities will be cumulative and will accumulate from the date of original issuance and will be payable in arrears on the dates specified in the accompanying prospectus supplement except as otherwise described below. Unless otherwise specified in such prospectus supplement, in the event that any date on which Distributions are otherwise payable on the Preferred Securities is not a Business Day (as defined below), payment of such Distributions will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), except that if such Business Day is in the next succeeding calendar year, payment of such Distributions shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing is referred to herein as a "Distribution Date"). Unless otherwise specified in such prospectus supplement, a "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York or the State of New Jersey are required by law or executive order to remain closed.

      Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the securities register of the related Issuer on the relevant record date, which, as long as the Preferred Securities remain in book-entry-only form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "-- Book-Entry-Only Issuance -- The Depository Trust Company." In the event that any Preferred Securities are not in book-entry-only form, the relevant record date for such Preferred Securities will be specified in the applicable prospectus supplement.

      So long as no Debenture Event of Default has occurred and is continuing with respect to a series of Debentures, PSE&G will have the right at any time and from time to time to defer payments of interest by extending the interest payment period on such series of Debentures for up to the maximum period specified in the accompanying prospectus supplement for such series of
Debentures (each, an "Extension Period"), provided that any such Extension Period shall not extend beyond the maturity or any redemption date of the Debentures of such series. As a consequence, Distributions on the corresponding Preferred Securities would be deferred by the Issuer thereof during such Extension Period, but the amount of Distributions to which holders of the Preferred Securities would be entitled will continue to accumulate at the annual rate applicable to Distributions thereon, compounded with the same frequency with which Distributions are payable. During any Extension Period, PSE&G may not declare or pay any dividend on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of PSE&G's capital stock. Prior to the termination of any Extension Period, PSE&G may shorten or further extend the interest payment period on a series of Debentures, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed the maximum Extension Period or extend beyond the maturity or any redemption date of such Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, PSE&G may elect to begin a new Extension Period, subject to the above requirements. See "Description of the Debentures -- Option to Extend Interest Payment Period."

Redemption

      Upon the payment of any series of Debentures at maturity or upon redemption, the proceeds from such payment will be applied by the Property Trustee to redeem a like amount of the corresponding Trust Securities of the Issuer thereof at a redemption price (the "Redemption Price") equal to the liquidation amount of such Trust Securities plus all accumulated and unpaid Distributions to the redemption date (the "Redemption Date"). The redemption terms of a particular series of Debentures and the corresponding Trust Securities will be set forth in the accompanying prospectus supplement.

      If less than all the Trust Securities of the Issuer thereof are to be redeemed on a Redemption Date, then the aggregate amount of such Trust Securities to be redeemed shall be selected by the Property Trustee among such Issuer's Preferred Securities and Common Securities pro rata based on the respective aggregate liquidation amounts of such Preferred Securities and Common Securities, subject to the provisions of "-- Subordination of Common Securities."

Redemption Procedures

      Notice of any redemption of Trust Securities will be given by the Property Trustee to the holders of such Trust Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date. If a notice of redemption is given with respect to any Trust Securities, then, to the extent funds are available therefor, the Issuer thereof will irrevocably deposit with the paying agent for such Trust Securities funds sufficient to pay the applicable Redemption Price for the Trust Securities being redeemed on the Redemption Date and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders of such Trust Securities upon surrender thereof. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the holders of such Trust Securities on the relevant record dates for the related Distribution Dates.

      If notice of redemption shall have been given and funds irrevocably deposited as required, then upon the date of such deposit, all rights of the holders of such Trust Securities so called for redemption will cease, except the right of the holders of such Trust Securities to receive the Redemption Price, but without interest thereon, and such Trust Securities will cease to be outstanding. In the event that any Redemption Date for Trust Securities is not a Business Day, then the Redemption Price will be payable on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, the Redemption Price will be payable on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer thereof or by PSE&G pursuant to the Guarantee as described under Description of the Guarantee, Distributions on such Trust Securities will continue to accumulate at the then applicable rate from the original Redemption Date to the date of payment, in which case the actual payment date will be considered the Redemption Date for purposes of calculating the Redemption Price.

      Subject to applicable law, PSE&G or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

Subordination of Common Securities

      Payment of Distributions on, and the Redemption Price of, each Issuer's Trust Securities, as applicable, shall be made pro rata based on the respective aggregate liquidation amounts of such Trust Securities; provided, however, that if a Debenture Event of Default has occurred and is continuing with respect to the corresponding series of Debentures, no payment of any Distribution on, or Redemption Price of, any of such Issuer's Common Securities, and no other payment on account of the liquidation of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of such Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of a redemption, the full amount of such Redemption Price on all of such Issuer's outstanding Preferred Securities shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all

Distributions on, or Redemption Price of, all of such Issuer's outstanding Preferred Securities then due and payable.

      If a Debenture Event of Default has occurred and is continuing with respect to a series of Debentures, the holder of the related Issuer's Common Securities will be deemed to have waived any right to act with respect to such Debenture Event of Default until the effect of such Debenture Event of Default has been cured, waived or otherwise eliminated with respect to the Preferred Securities. Until any such Debenture Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the corresponding Preferred Securities and not on behalf of PSE&G, as holder of such Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution upon Dissolution

      Pursuant to its Trust Agreement, each Issuer shall be dissolved on the earliest to occur of:

      (1)   the expiration of the term of such Issuer;

      (2)   the   bankruptcy,   dissolution   or  liquidation  of  PSE&G  or  an
            acceleration  of  the  maturity  of  the  corresponding   series  of
            Debentures held by such Issuer;

      (3) if provided for in the accompanying prospectus supplement, upon PSE&G's election to dissolve such Issuer and, after satisfaction of liabilities to creditors of such Issuer, cause the distribution of the corresponding series of Debentures to the holders of such Issuer's Trust Securities;

      (4)   the redemption of all of such Issuer's Trust Securities; and

      (5) an order for the dissolution of such Issuer shall have been entered by a court of competent jurisdiction.

      PSE&G's election pursuant to clause (3) above shall be made by giving written notice to the Issuer Trustees not less than 30 days prior to the date of distribution of the corresponding series of Debentures and shall be accompanied by an opinion of counsel that such event will not be a taxable event to the holders of the Trust Securities for federal income tax purposes.

      If a dissolution event occurs as described in clause (1), (2) or (5) above with respect to any Issuer, such Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of its Trust Securities a like amount of the corresponding series of Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of such Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Trust Securities, the aggregate liquidation amount per Trust Security specified in the accompanying prospectus supplement plus accumulated and unpaid Distributions thereon to the date of payment (such amount, the "Liquidation Distribution"). If the Liquidation Distribution with respect to an Issuer's Preferred Securities can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable by such Issuer on such Preferred Securities shall be paid on a pro rata basis. The holders of such Issuer's Common Securities will be entitled to receive the Liquidation Distribution upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing the Preferred Securities shall have a priority over the Common Securities with respect to payment of such Liquidation Distribution.

Trust Agreement Event of Default; Notice

      A Debenture Event of Default shall constitute a Trust Agreement Event of Default with respect to the Preferred Securities issued by the related Issuer under its Trust Agreement.

      Within 90 days after the occurrence of any Trust Agreement Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Trust Agreement Event of Default to the holders of the corresponding Trust Securities, the Administrative Trustee and PSE&G, unless such Trust Agreement Event of Default shall have been cured or waived. PSE&G and the Administrative Trustee are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

      Under each Trust Agreement, if the Property Trustee has failed to enforce its rights under the Trust Agreement or the Indenture to the fullest extent permitted by law and subject to the terms of the Trust Agreement and the Indenture, any holder of the corresponding Preferred Securities may institute a legal proceeding directly to enforce the Property Trustee's rights under the Trust Agreement or the Indenture with respect to Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder without first instituting a legal proceeding against the Property Trustee or any other person. To the extent that any action under the Indenture is entitled to be taken by the holders of at least a specified percentage of the principal amount of a series of Debentures, holders of the corresponding Preferred Securities may take such action if such action is not taken by the Property Trustee. Notwithstanding the foregoing, if a Trust Agreement Event of Default attributable to PSE&G's failure to pay principal of or premium, if any, or interest on the Debentures of any series has occurred and is continuing, then each holder of Preferred Securities of the corresponding series may institute a legal proceeding directly against PSE&G for enforcement of any such payment to such holder, all as provided in the Indenture.

      If a Debenture Event of Default has occurred and is continuing with respect to a series of Debentures, the corresponding Preferred Securities shall have a preference over the related Issuer's Common Securities with respect to the payment of Distributions and amounts payable on redemption and liquidation as described above. See "-- Liquidation Distribution Upon Dissolution" and "-- Subordination of Common Securities."

Removal of Issuer Trustees

      Unless a Trust Agreement Event of Default has occurred and is continuing, any Issuer Trustee may be removed and replaced at any time by the holder of the Common Securities. If a Trust Agreement Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed and replaced at such time only by the holders of at least a majority in aggregate liquidation amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustee, which voting rights are vested exclusively in the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

Co-Trustees and Separate Property Trustee

      Unless a Trust Agreement Event of Default has occurred and is continuing, at any time and from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property (as defined in each Trust Agreement) may at such time be located, the holder of the Common Securities and the Administrative Trustee shall have the power (1) to appoint one or more persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such Trust Property, in either case with such powers as may be provided in the instrument of appointment, and (2) to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. If a Trust
Agreement Event of Default has occurred and is continuing, only the Property Trustee shall have power to make such appointment.

Merger or Consolidation of Issuer Trustees

      Any corporation or other entity into which any Issuer Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which any Issuer Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any Issuer Trustee, shall be the successor of such Issuer Trustee under the applicable Trust Agreement, provided such corporation or other entity shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuers

      An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other entity, except as described below or in "-- Liquidation Distribution Upon Dissolution." An Issuer may, at PSE&G's request, with the consent of the Administrative Trustee and without the consent of the holders of its Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by a trust organized as such under the laws of any state, provided that

      (1) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to such Preferred Securities or (b) substitutes for such Preferred Securities other securities substantially similar to such Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as such Preferred Securities rank with respect to the payment of Distributions and payments upon redemption and liquidation;

      (2)   PSE&G  expressly   appoints  a  trustee  of  such  successor  entity
            possessing the same powers and duties as the Property Trustee with respect to the corresponding series of Debentures;

      (3) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which such Preferred Securities are then listed;

      (4) such merger, consolidation, amalgamation or replacement does not cause such Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

      (5) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of such Preferred Securities (including any Successor Securities) in any material respect;

      (6) such successor entity has a purpose substantially similar to that of such Issuer;

      (7) prior to such merger, consolidation, amalgamation or replacement, PSE&G has received an opinion of counsel to such Issuer to the effect that (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of such Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation or replacement, neither such Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

      (8) PSE&G or any permitted successor assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the related Guarantee and Trust Agreement.

      Notwithstanding the foregoing, an Issuer shall not, except with the consent of all holders of its Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause such Issuer or the successor entity not to be classified as a grantor trust for federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

      Except as provided below and under "-- Mergers, Consolidations, Amalgamations or Replacements of the Issuers" and "Description of the Guarantee -- Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

      A Trust Agreement may be amended from time to time by PSE&G and the Issuer Trustees, without the consent of the holders of the corresponding Preferred Securities, (1) to cure any ambiguity, defect or inconsistency or (2) to make any other change that does not adversely affect in any material respect the interests of any holder of such Preferred Securities.

      A Trust Agreement may be amended by PSE&G and the Issuer Trustees in any other respect, with the consent of the holders of at least a majority in aggregate liquidation amount of such Preferred Securities, except to

      (1)   change the amount,  timing or currency or otherwise adversely affect
            the   method  of  payment  of  any   Distribution   or   Liquidation
            Distribution,

      (2) restrict the right of a holder of any such Preferred Security to institute suit for enforcement of any Distribution, Redemption Price or Liquidation Distribution,

      (3)   change the purpose of the related Issuer,

      (4) authorize the issuance of any additional beneficial interests in the related Issuer,

      (5)   change the redemption provisions,

      (6) change the conditions precedent for PSE&G to elect to dissolve the related Issuer and distribute the corresponding series of Debentures to the holders of such Preferred Securities or

      (7) affect the limited liability of any holder of such Preferred Securities, which amendment requires the consent of each holder of the related Preferred Securities affected thereby.

      Notwithstanding the foregoing, no amendment may be made without receipt by the related Issuer of an opinion of counsel to the effect that such amendment will not affect such Issuer's status as a grantor trust for federal income tax purposes or its exemption from regulation as an investment company under the Investment Company Act.

      The Issuer Trustees shall not

      (1) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Debenture Trustee with respect to the corresponding series of Debentures,

      (2)   waive any past default under the Indenture,

      (3) exercise any right to rescind or annul an acceleration of the principal of the corresponding series of Debentures or

      (4) consent to any amendment or modification of the Indenture, where such consent shall be required,

without, in each case, obtaining the consent of the holders of at least a majority in aggregate liquidation amount of all outstanding Preferred Securities of the related Issuer; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of such Preferred Securities except by subsequent vote of the holders thereof. The Property Trustee shall notify all holders of Preferred Securities of any notice received from the Debenture Trustee as a result of the Issuer thereof being the holder of the corresponding Debentures. In addition to obtaining the consent of the holders of the Preferred Securities of the corresponding series, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel to the effect that the related Issuer will not be classified as an association taxable as a corporation or a partnership for federal income tax purposes on account of such action and will continue to be classified as a grantor trust for federal income tax purposes.

      Any required consent of holders of Preferred Securities may be given at a meeting of holders of such Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of such Preferred Securities in the manner set forth in the applicable Trust Agreement.

      Notwithstanding that holders of Preferred Securities are entitled to vote or consent under certain circumstances, any Preferred Securities that are owned by PSE&G, the Issuer Trustees or any affiliate of PSE&G or any Issuer Trustee shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Book-Entry-Only Issuance -- The Depository Trust Company

      The Depository Trust Company (the "DTC") will act as securities depositary for all of the Preferred Securities. The Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee) as the holder thereof. One or more fully registered global securities will be issued for the Preferred Securities of each Issuer, representing in the aggregate the total number of such Issuer's Preferred Securities, and will be deposited with DTC. The Issuers anticipate that the following provisions will apply to the depositary arrangements with respect to any such global securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

      So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the Preferred Securities represented by such global security for all purposes under the applicable Trust Agreement. Except as provided below, owners of beneficial interests in a global security will not be entitled to have Preferred Securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of Preferred Securities in certificated form and will not be considered the owners or holders thereof under the applicable Trust Agreement. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; such laws may limit the transferability of beneficial interests in a global security.

      The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

      Registered Owner. The Preferred Securities will be issued as fully registered securities in the name of Cede & Co., which is DTC's partnership nominee. The Trustee will deposit the global securities with the depositary. The deposit with the depositary and its registration in the name of Cede & Co. will not change the nature of the actual purchaser's ownership interest in the Preferred Securities.

      DTC's Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

      DTC is owned by a number of its direct participants and the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations who directly participate in DTC. Other entities may access DTC's system by clearing transactions through or maintaining a custodial relationship with direct participants. The rules applicable to DTC and its participants are on file with the SEC.

      DTC's Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. Doing so eliminates the need for physical movement of securities certificates.

      Participants' Records. Except as otherwise provided in this prospectus or a prospectus supplement, purchases of Preferred Securities must be made by or through a direct participant, which will receive a credit for the Preferred Securities on the depositary's records. The purchaser's interest is in turn to be recorded on the participants' records. Actual purchasers will not receive written confirmation from the depositary of their purchase, but they generally receive confirmations along with periodic statements of their holdings from the participants through which they entered into the transaction.

      Transfers of interest in the global securities will be made on the books of the participants acting on behalf of the actual purchasers. Certificates representing the interest of the actual purchasers in Preferred Securities will not be issued unless the use of global securities is suspended.

      The depositary has no knowledge of the actual purchasers of the Preferred Securities. The depositary's records only reflect the identity of the direct participants who are responsible for keeping account of their holdings on behalf of their customers.

      Notices Among the Depositary, Participants and Actual Owners. Notices and other communications by the depositary, its participants and the actual purchasers will be governed by arrangements among them, subject to any legal requirements in effect. Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities. If less than all of an Issuer's Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

      Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the Preferred Securities. The depositary generally mails an omnibus proxy to the Issuer just after the applicable record date. That proxy assigns Cede & Co.'s voting rights to the direct participants to whose accounts the Preferred Securities are credited at that time.

      Payments. Payments in respect of the Preferred Securities made by us will be delivered to the depositary. DTC's practice is to credit direct participants' accounts on the applicable payment date unless it has reason to believe that it will not receive payment on that date. Payments by participants to actual purchasers will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant, not the depositary, the Issuer Trustees or us, subject to any legal requirements in effect at that time.

      We are responsible for payment in respect of the Preferred Securities to the Issuer Trustees who are responsible for payment to the depositary. The depositary is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the actual purchasers.

      DTC may discontinue providing its services as securities depositary with respect to any series of Preferred Securities at any time by giving reasonable notice to the Property Trustee and PSE&G. In the event that a successor securities depositary is not obtained, definitive Preferred Security certificates representing such Preferred Securities are required to be printed and delivered. PSE&G, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) as a result of such discontinuance or as a result of DTC's ineligibility to so act, in which case definitive certificates for such Preferred Securities will be issued. After a Trust Agreement Event of Default, the related Issuer will issue definitive certificates for such Issuer's Preferred Securities. Upon distribution of definitive Preferred Securities certificates, owners of such Preferred Securities will become the registered holders of such Preferred Securities.

      The information set forth above concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and PSE&G believe to be accurate, but the Issuers and PSE&G assume no responsibility for the accuracy thereof. Neither the Issuers nor PSE&G has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

      In the event that the book-entry-only system is discontinued, the payment of any Distribution, Redemption Price and Liquidation Distribution in respect of such of Preferred Securities will be payable in the manner described in the accompanying prospectus supplement, and the following provisions would apply. The Property Trustee shall keep the registration books for such Preferred Securities at its corporate office. Such Preferred Securities may be transferred or the Preferred Securities certificates representing such Preferred Securities may be exchanged for one or more Preferred Securities certificates upon surrender thereof at the corporate office of the Property Trustee by the holders or their duly authorized attorneys or legal representatives. Upon surrender of any Preferred Securities or certificates for Preferred Securities to be transferred or for Preferred Securities certificates to be exchanged, the Property Trustee shall record the registration of transfer or exchange in the registration books and shall deliver new Preferred Securities appropriately registered. The Property Trustee shall not be required to register the transfer of any Preferred Securities that have been called for redemption or on or after the liquidation date. The Issuers and the Property Trustee shall be entitled to treat the holders of the related Preferred Securities, as their names appear in the registration books, as the owners of those Preferred Securities for all purposes under the applicable Trust Agreement.

Information Concerning the Property Trustee

      The Property Trustee is the sole Trustee under each Trust Agreement for purposes of the Trust Indenture Act and shall have and be subject to all of the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. The Property Trustee, other than during the occurrence and continuance of a Trust Agreement Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, upon a Trust Agreement Event of Default, must use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by any Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Agreement Event of Default has occurred and is continuing, and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in a Trust Agreement or is unsure of the application of any provision of a Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by PSE&G and, if not so directed, may take such action as it deems advisable and in the best interests of the holders of the corresponding Trust Securities and will have no liability except for its own negligent action, negligent failure to act or willful misconduct.

Miscellaneous

      The Administrative Trustee is authorized and directed to conduct the affairs of and to operate the Issuers in such a way that

      (1) no Issuer will be deemed to be an investment company required to be registered under the Investment Company Act or to be taxed as a corporation or partnership for federal income tax purposes,

      (2) each Issuer will be classified as a grantor trust for federal income tax purposes and

      (3) the Debentures held by such Issuers will be treated as PSE&G's indebtedness for federal income tax purposes.

      In this connection, PSE&G and the Administrative Trustee are authorized to take any action, not inconsistent with applicable law, the applicable certificate of trust of the related Issuer or the applicable Trust Agreement, that PSE&G and the Administrative Trustee determine in their discretion to be necessary or desirable for such purposes, even if such action adversely affects the interests of the holders of the corresponding Preferred Securities.

      Holders of the Preferred Securities have no preemptive or similar rights.

      No Issuer may borrow money, issue debt, execute mortgages or pledge any of its assets.

      Except as otherwise provided in the Trust Agreements, any action requiring
the  consent  or  vote  of  the  Issuer   Trustees  shall  be  approved  by  the
Administrative Trustee.

Governing Law

      The Trust Agreements will be governed by and construed in accordance with the laws of the State of Delaware.

                          DESCRIPTION OF THE GUARANTEE

      Each Guarantee will be executed and delivered by PSE&G concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act and First Union National Bank will act as indenture trustee (the "Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act. Reference under this caption to Preferred Securities means the Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.

General

      PSE&G will irrevocably agree, to the extent set forth in each Guarantee, to pay in full, to the holders of the related Issuer's Preferred Securities, the Guarantee Payments (as defined below) (except to the extent previously paid), as and when due, regardless of any defense, right of set-off or counterclaim which such Issuer may have or assert. The following payments, to the extent not paid by an Issuer (the "Guarantee Payments"), will be subject to the applicable Guarantee (without duplication):

      (1) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds available therefor,

      (2) the Redemption Price to the extent that such Issuer has funds available therefor, and

      (3) upon a voluntary or involuntary dissolution and liquidation of such Issuer (unless the corresponding series of Debentures are distributed to holders of such Preferred Securities), the lesser of
            (a) the aggregate of the liquidation amount specified in the prospectus supplement per Preferred Security plus all accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer has funds available therefor and
            (b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities upon a dissolution and liquidation of such Issuer.

      PSE&G's obligation to make a Guarantee Payment may be satisfied by direct payment by it of the required amounts the holders of the corresponding Preferred Securities or by causing the related Issuer to pay such amounts to such holders. While PSE&G's assets will not be available pursuant to the Guarantee for the payment of any Distribution, Liquidation Distribution or Redemption Price on any Preferred Securities if the related Issuer does not have funds available therefor as described above, PSE&G has agreed under the applicable Trust Agreement to pay all expenses of such Issuer except such Issuer's obligations under its Preferred Securities. Accordingly, the applicable Guarantee, together with the backup undertakings consisting of PSE&G's obligations under the applicable Trust Agreement, the corresponding series of Debentures and the Indenture, provide for PSE&G's full, irrevocable and unconditional guarantee of the Preferred Securities.

      No single document executed by PSE&G in connection with the issuance of a series of Preferred Securities will provide for PSE&G's full, irrevocable and unconditional guarantee of the Preferred Securities. It is only the combined operation of PSE&G's obligations under the applicable Guarantee, the applicable Trust Agreement, the corresponding series of Debentures and the Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of an Issuer's obligations under its Preferred Securities. See "Relationship Among the Preferred Securities, the Debentures and the Guarantee."

Status of the Guarantee

      Each Guarantee will constitute PSE&G's unsecured obligation and will rank subordinate and junior in right of payment to all of PSE&G's general liabilities. The Trust Agreements provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the related Guarantee. Each Guarantee will rank pari passu with all other Guarantees issued by PSE&G. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against PSE&G to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not previously paid or upon distribution to the holders of the Preferred Securities of the corresponding series of Debentures pursuant to the applicable Trust Agreement.

Amendments and Assignment

      Except with respect to any changes which do not materially adversely affect the rights of holders of the corresponding Preferred Securities (in which case no consent of the holders will be required), no Guarantee may be amended without the prior approval of the holders of at least a majority in aggregate liquidation amount of such Preferred Securities (excluding any Preferred Securities held by PSE&G or an affiliate thereof). The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities -- Voting Rights; Amendment of Trust Agreement". All agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of PSE&G and shall inure to the benefit of the holders of the corresponding Preferred Securities.

Guarantee Events of Default

      An event of default under a Guarantee (a "Guarantee Event of Default") will occur upon the failure of PSE&G to perform any of its payment or other obligations thereunder, provided that except with respect to a Guarantee Event of Default resulting from a failure to make any of the Guarantee Payments, PSE&G shall have received notice of such Guarantee Event of Default from the Guarantee Trustee and shall not have cured such Guarantee Event of Default within 60 days after receipt of such notice. The holders of at least a majority in aggregate liquidation amount of the corresponding Preferred Securities (excluding any Preferred Securities held by PSE&G or an affiliate thereof) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

      Any holder of the corresponding Preferred Securities may institute a legal proceeding directly against PSE&G to enforce such holder's rights under such Guarantee without first instituting a legal proceeding against the related Issuer, the Guarantee Trustee or any other person or entity.

      PSE&G, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not it is in compliance with all the conditions and covenants applicable to it under each Guarantee.

Information Concerning the Guarantee Trustee

      The Guarantee Trustee, other than during the occurrence and continuance of a Guarantee Event of Default, undertakes to perform only such duties as are specifically set forth in each Guarantee and, upon a Guarantee Event of Default, must exercise such of the rights and powers vested in it by the Guarantee and to use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

      Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price or Liquidation Distribution for the corresponding Preferred Securities or upon distribution of the corresponding series of Debentures to the holders of the corresponding Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the corresponding Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

Governing Law

      Each Guarantee will be governed by and construed in accordance with the laws of the State of New Jersey.

                          DESCRIPTION OF THE DEBENTURES

General

      The Debentures will be issued in one or more series under the Indenture. Each series of Debentures will rank pari passu with all other series of
Debentures. Each series of Debentures will be unsecured and will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the Indenture, to all of PSE&G's Senior Indebtedness (as defined below). See " -- Subordination". The Indenture does not limit the incurrence or issuance of Senior Indebtedness by PSE&G.

      The accompanying prospectus supplement will describe the following terms of any series of Debentures: (1) the title of such series of Debentures; (2) the aggregate principal amount of such series of Debentures; (3) the date or dates on which the principal of such series of Debentures shall be payable or the method of determination thereof; (4) the rate or rates, if any, at which such series of Debentures shall bear interest, the interest payment dates on which any such interest shall be payable or the method by which any of the foregoing shall be determined; (5) any terms regarding redemption; (6) the maximum Extension Period for such series of Debentures; and (7) any other terms of such series of Debentures not inconsistent with the provisions of the Indenture.

      Certain  federal  income  tax  consequences  and  special   considerations
relating to the applicable series of Debentures will be described in the accompanying prospectus supplement.

Option to Extend Interest Payment Period

      Under the Indenture, PSE&G shall have the right at any time and from time to time, so long as no Debenture Event of Default has occurred and is continuing with respect to such series of Debentures, to defer payments of interest by extending the interest payment period for such series of Debentures for up to the maximum Extension Period provided for such series of Debentures, provided that no Extension Period shall extend beyond the maturity or any redemption date of such series of Debentures. At the end of the Extension Period, PSE&G shall be obligated to pay all interest then accrued and unpaid (together with interest thereon to the extent permitted by applicable law). During any Extension Period, PSE&G may not declare or pay any dividend on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of its capital stock. Prior to the termination of any Extension Period, PSE&G may shorten or further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed the maximum Extension Period for such series of Debentures or extend beyond the maturity or any redemption date of such series of Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, PSE&G may elect to begin a new Extension Period, subject to the above requirements. PSE&G shall be required to give notice to the Debenture Trustee and cause the Debenture Trustee to give notice to the holders of the applicable series of Debentures of its election to begin an Extension Period, or any shortening or extension thereof, at least one Business Day prior to the date the notice of the record or payment date of the related Distribution on the corresponding series of Preferred Securities or payment of interest on such Debentures is required to be given to any national securities exchange on which such Debentures or such Preferred Securities are then listed or other applicable self-regulatory organization but in any event not less than two Business Days prior to such record date.

Subordination

      All payments by PSE&G in respect of the Debentures shall be subordinated to the prior payment in full of all amounts payable on Senior Indebtedness. The term "Senior Indebtedness" means:

      (1) the principal of and premium, if any, in respect of (a) indebtedness of PSE&G for money borrowed and (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by PSE&G;

      (2)   all capital lease obligations of PSE&G;

      (3) all obligations of PSE&G issued or assumed as the deferred purchase price of property, all conditional sale obligations of PSE&G and all obligations of PSE&G under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

      (4) certain obligations of PSE&G for the reimbursement of any obligation, any letter of credit, banker's acceptance, security purchase facility or similar credit transaction entered into in the ordinary course of business of PSE&G;

      (5) all obligations of the type referred to in clauses (1) through (4) of other persons and all dividends of other persons (other than the Preferred Securities or similar securities) for the payment of which, in either case, PSE&G is responsible or liable as obligor, guarantor or otherwise (other than each Guarantee and obligations ranking pari passu with such Guarantee); and

      (6)   certain  obligations  of the type referred to in clauses (1) through
            (5) of other persons secured by any lien on any property or asset of PSE&G (whether or not such obligation is assumed by PSE&G), except for any such indebtedness that is by its terms subordinated to or pari passu with the Debentures and for indebtedness between or among PSE&G and its affiliates.

      Upon any payment or distribution of PSE&G's assets or securities, upon any dissolution or winding-up or total or partial liquidation or reorganization of PSE&G, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable on Senior Indebtedness (including any interest accruing on such Senior Indebtedness subsequent to the commencement of a bankruptcy, insolvency or similar proceeding) shall be paid in full before the holders of the Debentures or the Debenture Trustee on behalf of such holders shall be entitled to receive from PSE&G any payment of principal of, premium, if any, or interest on, the Debentures or distributions of any assets or securities.

      No direct or indirect payment by or on behalf of PSE&G of principal of, premium, if any, or interest on, the Debentures, whether pursuant to the terms of the Debentures or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists (1) a default in the payment of all or any portion of any Senior Indebtedness or (2) any other default pursuant to which the maturity of Senior Indebtedness has been accelerated and, in either case, requisite notice has been given to the Debenture Trustee and such default shall not have been cured or waived by or on behalf of the holders of such Senior Indebtedness.

      If the Debenture Trustee or any holder of the Debentures shall have received any payment on account of the principal of, premium, if any, or interest on, the Debentures when such payment is prohibited and before all amounts payable on Senior Indebtedness are paid in full, then such payment shall be received and held in trust for the holders of Senior Indebtedness and shall be paid to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full.

      Nothing in the Indenture shall limit the right of the Debenture Trustee or the holders of the Debentures to take any action to accelerate the maturity of the Debentures or to pursue any rights or remedies against PSE&G, provided that all Senior Indebtedness shall be paid before holders of the Debentures are entitled to receive any payment from PSE&G of principal of, premium, if any, or interest on, the Debentures.

      Upon the payment in full of all Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of PSE&G made on such Senior Indebtedness until the Debentures shall be paid in full.

Certain PSE&G Covenants

      PSE&G will covenant that it may not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of its capital stock (1) during an Extension Period, (2) if there has occurred and is continuing any event that is, or, with the giving of notice or the lapse of time or both would constitute, a Debenture Event of Default or (3) if it is in default with respect to its payment or other obligations under any Guarantee. See "-- Debenture Events of Default and Description of the Guarantee -- Guarantee Events of Default."

      Any waiver of any Debenture Event of Default will require the approval of at least a majority of the aggregate principal amount of the corresponding series of Debentures or, if such Debentures are held by an Issuer, the approval of at least a majority in aggregate liquidation amount of the Preferred Securities of such Issuer; provided, however, that a Debenture Event of Default resulting from the failure to pay the principal of, premium, if any, or interest on, such Debentures may not be waived.

Modification of the Indenture

      From time to time, PSE&G and the Debenture Trustee, without notice to or the consent of any holders of Debentures, may amend or supplement the Indenture for any of the following purposes:

      (1)   to cure any ambiguity, defect or inconsistency;

      (2)   to  comply  with  the   provisions   of  the   Indenture   regarding
            consolidation, merger or sale, conveyance, transfer or lease of the properties as an entirety or substantially as an entirety of PSE&G;

      (3) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

      (4)   to make  any  other  change  that  does  not in  PSE&G's  reasonable
            judgment   adversely   affect  the  rights  of  any  holder  of  the
            Debentures;

      (5) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

      (6)   to  set  forth  the  terms  and  conditions,   which  shall  not  be
            inconsistent with the Indenture, of any series of Debentures and the form of Debentures of such series.

      In addition, PSE&G and the Debenture Trustee may modify the Indenture or any supplemental indenture or waive future compliance by PSE&G with the provisions of the Indenture, with the consent of the holders of at least a majority of the aggregate principal amount of the Debentures of each series affected thereby, provided that no such modification, without the consent of each holder of such Debentures, may

      (1)   reduce the principal amount of such Debentures,

      (2) reduce the principal amount of outstanding Debentures of any series the holders of which must consent to an amendment of the Indenture or a waiver,

      (3) change the stated maturity of the principal of, or interest on, or the rate of interest on, such Debentures,

      (4) change the redemption provisions applicable to such Debentures adversely to the holders thereof,

      (5) impair the right to institute suit for the enforcement of any payment with respect to such Debentures,

      (6)   change  the  currency  in  which   payments  with  respect  to  such
            Debentures are to be made, or

      (7) change the subordination provisions applicable to such Debentures adversely to the holders thereof,

provided that if such Debentures are held by an Issuer, no modification shall be made that adversely affects the holders of the Preferred Securities of such Issuer, and no waiver of any Debenture Event of Default with respect to such Debentures or compliance with any covenant under the Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the Preferred Securities of such Issuer or the holder of each such Preferred Security, as applicable.

Debenture Events of Default

      The following are Debenture Events of Default with respect to the Debentures of any series:

      (1) default for 30 days in payment of any interest on any Debenture of that series (other than the payment of interest during an Extension Period);

      (2) default in payment of principal of or premium, if any, on any Debenture of that series when the same becomes due and payable;

      (3) default for 60 days after receipt by PSE&G of a Notice of Default in the performance of or failure to comply with any other covenant or agreement for such series of Debentures or in the Indenture or any supplemental indenture under which such series of Debentures may have been issued or

      (4)   certain events of bankruptcy, insolvency or reorganization of PSE&G.

      In case a Debenture Event of Default has occurred and is continuing, other than one relating to bankruptcy, insolvency or reorganization of PSE&G, in which case the principal of, premium, if any, and any interest on, all of the Debentures of the applicable series shall become immediately due and payable, the Debenture Trustee or the holders of at least 25% in aggregate principal amount of the Debentures of that series may declare the principal, together with interest accrued thereon, of all the Debentures of that series to be due and payable; provided, however, that if a Debenture Event of Default has occurred and is continuing with respect to such Debentures and the Debenture Trustee or the holders of at least 25% in aggregate principal amount of such series of Debentures fail to declare the principal of such series of Debentures to be immediately due and payable, then, if such Debentures are held by an Issuer, the holders of at least 25% in aggregate liquidation amount of the corresponding Preferred Securities shall have such right by written notice to PSE&G and the Debenture Trustee. The holders of at least a majority in aggregate principal amount of such series of Debentures, by notice to the Debenture Trustee, may rescind an acceleration, provided that if the principal of such Debentures has been declared due and payable by the holders of the corresponding Preferred Securities, no rescission of such acceleration will be effective unless consented to by the holders of at least a majority in aggregate liquidation amount of the corresponding Preferred Securities.

      PSE&G will be required to furnish to the Debenture Trustee annually a statement as to the compliance by PSE&G with all conditions and covenants under the Indenture and the Debentures and as to any Debenture Event of Default.

Consolidation, Merger, Sale or Conveyance

      PSE&G may not consolidate with or merge with or into any other person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, unless (1) the successor person shall be organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture all of PSE&G's obligations under the Debentures, the Guarantees and the Indenture; (2) immediately after giving effect to such transaction, no Debenture Event of Default, and no event which after notice or lapse of time or both would become a Debenture Event of Default, has occurred and is continuing; and (3) certain other conditions prescribed in the Indenture are met.

Defeasance and Discharge

      Under the terms of the Indenture, PSE&G will be discharged from any and all obligations in respect of the Debentures of any series if PSE&G deposits with the Debenture Trustee, in trust, (1) cash and/or (2) United States Government Obligations (as defined in the Indenture), which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay all the principal of, premium, if any, and interest on, the Debentures of such series on the dates such payments are due in accordance with the terms of such Debentures.

Information Concerning the Debenture Trustee

      Subject to the provisions of the Indenture relating to its duties, the Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of any series of Debentures or the holders of the corresponding Preferred Securities, unless such holders shall have offered to the Debenture Trustee reasonable security and indemnity. Subject to such provision for indemnification, the holders of at least a majority in aggregate principal amount of any series of Debentures affected or the holders of at least a majority in aggregate liquidation amount of the corresponding Preferred
Securities (with each such series voting as a class), as applicable, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee with respect to such series of Debentures or exercising any trust or power conferred on the Debenture Trustee.

      The Indenture will contain limitations on the right of the Debenture Trustee, as a creditor of PSE&G, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Debenture Trustee may be deemed to have a conflicting interest and may be required to resign as Debenture Trustee if at the time of a Debenture Event of Default (1) it is a creditor of PSE&G or (2) there is a default under the indenture(s) referred to below.

      First Union National Bank is the Trustee under PSE&G's Indenture dated August 1, 1924, with respect to PSE&G's First and Refunding Mortgage Bonds and on various indentures relating to PSE&G. PSE&G, its subsidiaries and its affiliates maintain other normal banking relationships, including credit facilities and lines of credit, with First Union National Bank.

Governing Law

      The Indenture will be governed by and construed in accordance with the laws of the State of New Jersey.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                        THE DEBENTURES AND THE GUARANTEE

      Payments of Distributions and redemption and liquidation payments due on a series of Preferred Securities (to the extent the Issuer thereof has funds available for such payments) will be guaranteed by PSE&G as and to the extent set forth under "Description of the Guarantee". No single document executed by PSE&G in connection with the issuance of a series of Preferred Securities will provide for PSE&G's full, irrevocable and unconditional guarantee of the Preferred Securities. It is only the combined operation of PSE&G's obligations under the applicable Guarantee, the applicable Trust Agreement, the corresponding series of Debentures and the Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of an Issuer's obligations under its Preferred Securities.

      A holder of any corresponding Preferred Security may institute a legal proceeding directly against PSE&G to enforce its rights under the applicable Trust Agreement, Indenture or Guarantee without first instituting a legal proceeding against the Property Trustee, Debenture Trustee or Guarantee Trustee, the related Issuer or any other person or entity if the applicable Trustee fails to enforce that particular holder's rights thereunder.

      As long as PSE&G makes payments of interest and other payments when due on a series of Debentures, such payments will be sufficient to cover the payment of Distributions and redemption and Liquidation Distributions due on the corresponding Preferred Securities, primarily because

      (1) the aggregate principal amount of such series of Debentures will be equal to the sum of the aggregate liquidation amount of the corresponding Preferred Securities and Common Securities,

      (2) the interest rate and interest and other payment dates on such series of Debentures will match the Distribution rate and Distribution and other payment dates for the corresponding Preferred Securities,

      (3) the applicable Trust Agreement provides that PSE&G shall pay for all and any costs, expenses and liabilities of the Issuer of such Preferred Securities except such Issuer's obligations under its Preferred Securities and Common Securities, and

      (4) the applicable Trust Agreements provide that no Issuer will engage in any activity that is not consistent with the limited purposes of such Issuer.

      If and to the extent that PSE&G does not make payments on any series of Debentures, such Issuer will not have funds available to make payments of Distributions or other amounts due on the corresponding Preferred Securities.

      A principal difference between the rights of a holder of a Preferred Security (which represents an undivided beneficial interest in the assets of the Issuer thereof) and a holder of a Debenture is that a holder of a Debenture will accrue, and (subject to the permissible extension of the interest payment period) is entitled to receive, interest on the principal amount of Debentures held, while a holder of Preferred Securities is entitled to receive Distributions only if and to the extent such Issuer has funds available for the payment of such Distributions.

      Upon any voluntary or involuntary dissolution or liquidation of any Issuer not involving a distribution of any series of Debentures, after satisfaction of liabilities to creditors of such Issuer, the holders of the corresponding Preferred Securities will be entitled to receive, out of assets held by such Issuer, the Liquidation Distribution in cash. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution". Upon any voluntary liquidation or bankruptcy of PSE&G, each Issuer, as holder of the Debentures, would be a creditor of PSE&G, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any stockholders of PSE&G receive payments or distributions. Since PSE&G will be the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than an Issuer's obligations to the holders of its Preferred Securities and Common Securities), the positions of a holder of such Preferred Securities and a holder of such Debentures relative to other creditors and to stockholders of PSE&G in the event of liquidation or bankruptcy of PSE&G would be substantially the same.

      A default or event of default under any Senior Indebtedness would not constitute a Debenture Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Debentures provide that no payments may be made in respect of the Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Debentures would constitute a Debenture Event of Default.

                             UNITED STATES TAXATION

General

      This section is a summary of certain Federal income tax considerations that may be relevant to prospective purchasers of the Preferred Securities and represents the opinion of Ballard Spahr Andrews & Ingersoll, llp, special tax counsel to PSE&G and the Issuers, insofar as it relates to matters of law and legal conclusions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing regulations thereunder and current administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis. Subsequent changes may cause tax consequences to vary substantially from the consequences described below.

      This summary is limited to the tax consequences to the initial owners of the Preferred Securities who are treated as having purchased the related Debentures at their "issue price" within the meaning of Section 1273 of the Code and does not address the tax consequences to subsequent purchasers of the Preferred Securities. This summary does not purport to be a complete analysis of all of the potential Federal income tax consequences relating to the purchase of the Preferred Securities, nor does it describe any Federal estate and gift tax consequences or any state, local or foreign tax consequences. There can be no assurance that the Internal Revenue Service (the "IRS") will take a similar view of the tax consequences described herein. This summary deals only with Preferred Securities held as capital assets. Furthermore, this summary does not address all aspects of taxation that might be relevant to particular purchasers in light of their individual circumstances (for example, the alternative minimum tax) or special rules applicable to certain categories of purchasers, such as Foreign Holders (as defined below), dealers in securities or currencies, life insurance companies, regulated investment companies, persons holding Preferred Securities as part of a hedge, straddle, conversion, constructive ownership or constructive sale transaction or other risk reduction transaction, or persons whose functional currency is not the United States dollar.

      POTENTIAL INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE OF PREFERRED SECURITIES PURSUANT TO THE OFFERING MADE HEREBY AND OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER LAWS.

Classification of the Debentures as Indebtedness

      Ballard Spahr Andrews & Ingersoll, llp has advised PSE&G that, in its opinion, the Debentures will be classified as indebtedness for Federal income tax purposes. PSE&G will agree, and each owner of the Preferred Securities will agree by its purchase of the Preferred Securities, to treat the related Debentures held by the Issuer as indebtedness for Federal, state and local income and franchise tax purposes. However, this opinion is not binding on the IRS or any court. The discussion below assumes that the Debentures are classified as indebtedness for Federal income tax purposes.

Income from Preferred Securities

      In connection with the issuance of the Debentures, Ballard Spahr Andrews & Ingersoll llp will render its opinion to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement, the applicable Issuer will be classified as a grantor trust and not as an association taxable as a corporation or partnership for Federal income tax purposes. As a consequence, each owner of Preferred Securities will be considered the owner of a pro rata portion of the related series of Debentures held by the Issuer. As a further consequence, each owner of Preferred Securities will be required to include in gross income its pro rata share of the income accrued on the Debentures held by the Issuer. Such income should not exceed the Distributions received by the owners of Preferred Securities on the Preferred Securities except in limited circumstances described under "Potential Extension of Interest Payment Period and Original Issue Discount." No portion of such income will be eligible for the dividends-received deduction available to C corporations.

Potential Extension of Interest Payment Period and Original Issue Discount

      Under the Debenture Indenture, PSE&G has the right at any time from time to time to extend the interest payment periods on a series of Debentures for up to 20 consecutive quarters but not beyond the maturity or any redemption date of such Debentures. PSE&G's right to defer payments of interest by extending the interest payment periods will cause the Debentures to be treated as issued with "original issue discount" for Federal income tax purposes. Accordingly, an owner of a related Preferred Securities will accrue interest income (i.e., original issue discount) under a constant-yield basis over the term of the Debentures (including any Extension Period), regardless of whether the owner receives cash during the period to which such income is attributable and/or the method of tax accounting the owner normally uses.

      As a result, owners of Preferred Securities during an Extension Period will include interest in gross income in advance of the receipt of cash, and any owners of Preferred Securities who dispose of Preferred Securities prior to the record date for the payment of Distributions following such Extension Period will include interest in gross income, but will not receive any cash related thereto. The tax basis of a series of Preferred Security will be increased by the amount of any original issue discount that is included in income without a receipt of cash and will be decreased when and if such cash is subsequently received by the owner of that series of Preferred Security.

Disposition of the Preferred Securities

      Gain or loss will be recognized on a sale, including a redemption for cash, of Preferred Securities in an amount equal to the difference between the amount realized and the tax basis of an owner of Preferred Securities in its pro rata share of the related Debentures represented by such series of Preferred Securities. Gain or loss recognized by an owner of Preferred Securities on the sale or exchange of those Preferred Securities held for more than one year generally will be taxable as long-term capital gain or loss.

Foreign Holders

      For purposes of this discussion, a "Foreign Holder" is any holder or beneficial owner who or which is (1) a nonresident alien individual or (2) a foreign corporation, partnership, estate or trust, in either case not subject to Federal income tax on a net income basis in respect of a series of Preferred Security.

      Under present Federal income tax law, subject to the discussion below with respect to backup withholding:

      (1) payments by the Issuer or any of its paying agents to any Foreign Holder will not be subject to Federal income or withholding tax, provided that (a) the owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of PSE&G, (b) the owner of the Preferred Securities is not a controlled foreign corporation that is related to PSE&G through stock ownership or a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (c) either (i) the owner of the Preferred Securities certifies to the applicable Issuer or its agent, under penalties of perjury, that it is a Foreign Holder and provides its name and address or (ii) the holder of the Preferred Securities is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), and such holder certifies to the Issuer or its agent, under penalties of perjury, that such statement has been received from the owner by it or by a financial institution between it and the owner and furnishes the payor with a copy thereof, and

      (2) a Foreign Holder of a Preferred Security will not be subject to Federal income or withholding tax on any gain realized on the sale or exchange of a Preferred Security unless such person is present in the United States for 183 days or more in the calendar year of sale, such person is subject to United States Federal income tax under certain rules applicable to certain United States expatriates, or such income is effectively connected with a United States trade or business.

Backup Withholding and Information Reporting

      In general, information reporting requirements will apply to payments to non-corporate United States holders of interest and the proceeds of the sale of the Preferred Securities within the United States and "backup withholding" will apply to such payments if the seller fails to provide a correct taxpayer identification number or is otherwise subject to backup withholding.

      Payments of the proceeds from the sale by a Foreign Holder of Preferred Securities made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payment. Payments of the proceeds from the sale of Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from reporting and backup withholding.

Receipt of Debentures Upon Liquidation of an Issuer

      PSE&G may cause an Issuer to be terminated and cause the related series of Debentures to be distributed to the holders of Preferred Securities in liquidation of such holders' interests in the Issuer, provided that PSE&G has delivered to the Issuer Trustees an opinion of nationally recognized tax counsel (which may be regular tax counsel to PSE&G or an affiliate but not an employee of PSE&G and which must be acceptable to the Property Trustee) that any such distribution will not be a taxable event to the owners of the Preferred Securities for Federal income tax purposes. Under current Federal income tax law and assuming the Issuer is treated as a grantor trust, such a distribution should not be treated as a taxable event to owners of the Preferred Securities. Such a tax-free transaction would result in the owner of Preferred Securities receiving an aggregate tax basis in the Debentures equal to its aggregate tax basis in the owner's Preferred Securities. An owner's holding period for such Debentures would include the period during which it had a beneficial interest in the Preferred Securities.

                              PLAN OF DISTRIBUTION

      The Issuers may sell the Preferred Securities to or through underwriters, dealers, or agents or directly to one or more other purchasers.

      The prospectus supplement will set forth the terms of the offering of the particular series or issue of Preferred Securities to which such prospectus supplement relates, including, as applicable:

      o the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such Preferred Securities;

      o the initial public offering or purchase price of such Preferred Securities;

      o any underwriting discounts, commissions and other items constituting underwriters' compensation from the Issuers and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers;

      o     any commissions paid to any agents;

      o     the net proceeds to the Issuers; and

      o the securities exchanges, if any, on which such Preferred Securities will be listed.

      Any underwriting compensation paid by PSE&G on behalf of the Issuers to underwriters in connection with the offering of Preferred Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an accompanying prospectus supplement. Underwriters and dealers participating in the distribution of the Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Underwriters and dealers may be entitled, under agreement with PSE&G and the Issuers, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by PSE&G for certain expenses.

      Underwriters and dealers and their affiliates may engage in transactions with, or perform services for, the Issuers and PSE&G and/or their affiliates in the ordinary course of business.

      The Preferred Securities of each Issuer will be a new issue of securities and will have no established trading market. Any underwriters to whom Preferred Securities are sold by the Issuers for public offering and sale may make a market in such Preferred Securities but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Preferred Securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any Preferred Securities.

                                  LEGAL MATTERS

      Certain legal matters will be passed upon for PSE&G by James T. Foran, Esquire, General Corporate Counsel of PSE&G or R. Edwin Selover, Esquire, Vice President and General Counsel of PSE&G, by Ballard Spahr Andrews & Ingersoll, llp, Philadelphia, Pennsylvania, special tax counsel to PSE&G and the Issuers, and by Richards, Layton & Finger, P.A., special Delaware counsel to PSE&G and the Issuers, and for any underwriters, dealers or agents by Sidley Austin Brown & Wood LLP, New York, New York, who may rely on the opinion of Mr. Selover or Mr. Foran as to matters of New Jersey law. Mr. Selover or Mr. Foran and Sidley Austin Brown & Wood LLP may rely on the opinion of Ballard Spahr Andrews & Ingersoll, llp as to matters of Pennsylvania law and on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Messrs. Selover and Foran are also employees of PSE&G's affiliate, PSEG Services Corporation.

                                     EXPERTS

      PSE&G's consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus by reference from its Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

      SEC registration fee ........................................   $ 227,767
      Printing and engraving ......................................     318,000
      Legal fees and expenses .....................................     500,000
      Fees of accountants .........................................      95,000
      Fees of trustees and transfer agents ........................     125,000
      Blue sky fees and expenses ..................................       5,000
      NYSE Listing Fee ............................................     212,000
      Rating agency fees ..........................................     555,000
      Miscellaneous ...............................................      12,233
                                                                     ----------
      Total .......................................................  $2,050,000
                                                                     ==========

Item 15. Indemnification of Directors and Officers.

      Under Section 14A:3-5 of the New Jersey Business Corporation Act, PSE&G

            (1) has power to indemnify each of its directors and officers (as well as its employees and agents) against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been such director or officer, other than a proceeding by or in the right of PSE&G, if (a) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to PSE&G's best interest, and (b) with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful;

            (2) has power to indemnify each of its directors and officers against expenses in connection with any proceeding by or in the right of PSE&G to procure a judgment in its favor which involves such director or officer by reason of his being or having been such director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of PSE&G; however, in such proceeding no indemnification may be provided in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to PSE&G, unless and only to the extent that the court determines that the director or officer is fairly reasonably entitled to indemnity for such expenses as the court shall deem proper;

            (3) must indemnify each director and officer against expenses to the extent that he has been successful on the merits or otherwise in any proceeding referred to in (1) and (2) above or in defense of any claim, issue or matter therein; and

            (4) has power to purchase and maintain insurance on behalf of a director or officer against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a director or officer, whether or not PSE&G would have the power to indemnify him against such expenses and liabilities under the statute.

      As used in the statute, expenses means reasonable costs, disbursements and counsel fees, liabilities means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, and proceeding means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

      Indemnification may be awarded by a court under (1) or (2) as well as under (3) above, notwithstanding a prior determination by PSE&G that the director or officer has not met the applicable standard of conduct.

      Indemnification  under the statute  does not  exclude any other  rights to
which  a  director  or  officer  may  be  entitled   under  a   certificate   of
incorporation, by-law, or otherwise.

      Article 8, Section 1 of PSE&G's Certificate of Amendment of Certificate of Incorporation provides as follows:

      1. Indemnification:

      The corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any PSE&G subsidiary as a director, officer or employee at the request of the corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person.

      Article 8, Section 2 of PSE&G's Certificate of Amendment of Certificate of Incorporation provides as follows:

      2. Limitation of Liability:

      To the full extent from time to time permitted by law, directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment or repeal.

      Each form of Underwriting Agreement between PSE&G and the Underwriters contains a provision under which each Underwriter agrees to indemnify the directors of PSE&G and each of its officers who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933 (the "1933 Act") from information furnished to PSE&G in writing by or on behalf of such Underwriter.

      The directors and officers of PSE&G are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and PSE&G is insured to the extent that it is required or permitted by law to indemnify the directors and officers for such loss. The premiums for such insurance are paid by PSE&G.

Item 16. List of Exhibits.

Exhibit
-------
1-1a Form of Terms and Conditions Relating to Bids for Senior Debt Securities.* 1-1b Form of Bid with Form of Purchase Agreement Attached.*
 1-2  Form of Underwriting Agreement for Trust Preferred Securities.*
 3-1  Certificate of Trust for PSE&G Capital Trust III.(1)
 3-2  Certificate of Trust for PSE&G Capital Trust IV.
 3-3  Trust Agreement for PSE&G Capital Trust III.(2)
 3-4  Trust Agreement for PSE&G Capital Trust IV.
 3-5  Form of Amended and  Restated  Trust  Agreement  for PSE&G  Capital  Trust
      III.(3)
 3-6 Form of Amended and Restated Trust Agreement for PSE&G Capital Trust IV.* 4-1 Form of Preferred Security Certificate for PSE&G Capital Trust III
      (included in Exhibit 3-5).
 4-2 Form of Preferred Security Certificate for PSE&G Capital Trust IV (included in Exhibit 3-6).
 4-3  Form of Deferrable  Interest  Subordinated  Debenture (included in Exhibit
      4-5).
 4-4  Deferrable Interest Subordinated Debenture Indenture.(4)
 4-5  Form  of   Deferrable   Interest   Subordinated   Debenture   Supplemental
      Indenture.(5)
 4-6 Indenture dated as of December 1, 2000 between PSE&G and First Union National Bank, as Trustee, providing for Senior Debt Securities.
 4-7  Form of Senior Debt Security.
 4-8 Form of Guarantee Agreement for PSE&G Capital Trust III.6 4-9 Form of Guarantee Agreement for PSE&G Capital Trust IV.*
 5-1 Opinion of James T. Foran, Esquire relating to the validity of the Debt Securities, the Debentures and the Guarantees, including consent.

Exhibit
-------
 5-2 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of PSE&G Capital Trust III, including consent.
 5-3 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of PSE&G Capital Trust IV, including consent.
   8 Opinion of Ballard Spahr Andrews & Ingersoll, LLP, special tax counsel, as to tax matters, including consent. 12-1 Computations of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12(a) to PSE&G's Annual Report on Form 10-K for the year ended December 31, 2000).
12-2 Computations of Ratios of Earnings to Fixed Charges plus Preferred Stock Dividend Requirements (incorporated by reference to Exhibit 12(b) to PSE&G's Annual Report on Form 10-K for the year ended December 31, 2000).
23-1  Consent of Independent Auditors.
23-2  Consent of James T. Foran, Esquire (included in Exhibit 5-1).
23-3 Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5-2 and 5-3).
23-4  Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 8).
  24  Power of Attorney.
25-1 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Indenture Trustee under the Senior Indenture for Public Service Electric and Gas Company.
25-2 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Indenture Trustee under the Deferrable Interest Subordinated Debenture Indenture and Deferrable Interest Subordinated Debenture Supplemental Indenture.
25-3 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Property Trustee under the Amended and Restated Trust Agreement for PSE&G Capital Trust III.
25-4 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Property Trustee under the Amended and Restated Trust Agreement for PSE&G Capital Trust IV.
25-5 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Guarantee Trustee under the Guarantee Agreement for PSE&G Capital Trust III.
25-6 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Guarantee Trustee under the Guarantee Agreement for PSE&G Capital Trust IV.

----------
*     To be filed by amendment.
(1) Previously filed as Exhibit 3-3 to Registration Statement on Form S-3, No. 333-2763, and incorporated herein by reference.
(2) Previously filed as Exhibit 3-6 to Registration Statement on Form S-3, No. 333-2763, and incorporated herein by reference.
(3) Previously filed as Exhibit 3-9 to Registration Statement on Form S-3, No. 333-2763, and incorporated herein by reference.
(4) Previously filed as Exhibit 4e(1) to Quarterly Report on Form 10-Q dated May 13, 1998, File No.001-00973, and incorporated by reference.
(5) Previously filed as Exhibit 4-4 to Registration Statement on Form S-3, No. 333-2763, and incorporated herein by reference.
(6) Previously filed as Exhibit 4-7 to Registration Statement on Form S-3, No. 333-2763, and incorporated herein by reference.

Item 17. Undertakings.

      The undersigned registrants hereby undertake:

      (a)(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            PROVIDED, HOWEVER, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The registrants hereby undertake to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e)   The registrants hereby undertake that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrants, PSE&G Capital Trust III and PSE&G Capital Trust IV each certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 27th day of December, 2001.

                                       PSE&G CAPITAL TRUST III

                                       BY: PUBLIC SERVICE ELECTRIC AND
                                           GAS COMPANY, AS DEPOSITOR

                                       BY:          /s/ ROBERT E. BUSCH
                                           -------------------------------------
                                                      Robert E. Busch

                                       PSE&G CAPITAL TRUST IV

                                       BY: PUBLIC SERVICE ELECTRIC AND
                                           GAS COMPANY, AS DEPOSITOR

                                       BY:          /s/ ROBERT E. BUSCH
                                           -------------------------------------
                                                      Robert E. Busch

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant, Public Service Electric and Gas Company, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 27th day of December, 2001.

                                       Public Service Electric and Gas Company

                                       BY:          /s/ ROBERT E. BUSCH
                                           -------------------------------------
                                                      Robert E. Busch
                                                   Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                      Capacity                      Date
        ---------                      --------                      ----
  /s/ E. James Ferland        Principal Executive Officer      December 27, 2001
--------------------------    and Director
    E. James Ferland

   /s/ Robert E. Busch        Principal Financial Officer      December 27, 2001
--------------------------
     Robert E. Busch

  /s/ Patricia A. Rado        Principal Accounting Officer     December 27, 2001
--------------------------
    Patricia A. Rado

      This Registration Statement has also been signed by Robert E. Busch, Attorney-in-Fact, on behalf of the following Directors on December 27, 2001.

Albert R. Gamper, Jr.
Conrad K. Harper
Marilyn M. Pfaltz

                                       BY:          /s/ ROBERT E. BUSCH
                                          --------------------------------------
                                                      Robert C. Busch
                                                      Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit
-------

1-1a     Form  of  Terms  and  Conditions  Relating  to  Bids  for  Senior  Debt
         Securities.*
1-1b     Form of Bid with Form of Purchase Agreement Attached.*
1-2      Form of Underwriting Agreement for Trust Preferred Securities.*
3-1      Certificate of Trust for PSE&G Capital Trust III.(1)
3-2      Certificate of Trust for PSE&G Capital Trust IV.
3-3      Trust Agreement for PSE&G Capital Trust III.(2)
3-4      Trust Agreement for PSE&G Capital Trust IV.
3-5      Form of Amended and Restated  Trust  Agreement  for PSE&G Capital Trust
         III.(3)
3-6      Form of Amended and Restated  Trust  Agreement  for PSE&G Capital Trust
         IV.*
4-1 Form of Preferred Security Certificate for PSE&G Capital Trust III (included in Exhibit 3-5).
4-2 Form of Preferred Security Certificate for PSE&G Capital Trust IV (included in Exhibit 3-6).
4-3      Form of Deferrable Interest Subordinated Debenture (included in Exhibit
         4-5).
4-4      Deferrable Interest Subordinated Debenture Indenture.(4)
4-5      Form  of  Deferrable  Interest  Subordinated   Debenture   Supplemental
         Indenture.(5)
4-6 Indenture dated as of December 1, 2000 between Public Service Electric and Gas Company and First Union National Bank, as Trustee, providing for Senior Debt Securities.
4-7      Form of Senior Debt Security.
4-8      Form of Guarantee Agreement for PSE&G Capital Trust III.(6)
4-9      Form of Guarantee Agreement for PSE&G Capital Trust IV.*
5-1 Opinion of James T. Foran, Esquire relating to the validity of the Debt Securities, the Debentures and the Guarantees, including consent.
5-2 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of PSE&G Capital Trust III, including consent.
5-3 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of PSE&G Capital Trust IV, including consent.
8 Opinion of Ballard Spahr Andrews & Ingersoll, LLP, special tax counsel, as to tax matters, including consent.
12-1 Computations of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12(a) to PSE&G's Annual Report on Form 10-K for the year ended December 31, 2000).
12-2 Computations of Ratios of Earnings to Fixed Charges plus Preferred Stock Dividend Requirements (incorporated by reference to Exhibit 12(b) to PSE&G's Annual Report on Form 10-K for the year ended December 31,
         2000).
23-1     Consent of Independent Auditors.
23-2     Consent of James T. Foran, Esquire (included in Exhibit 5-1).
23-3 Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5-2 and 5-3).
23-4     Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 8).
24       Power of Attorney.
25-1 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Indenture Trustee under the Senior Indenture for Public Service Electric and Gas Company.
25-2 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Indenture Trustee under the Deferrable Interest Subordinated Debenture Indenture and Deferrable Interest Subordinated Debenture Supplemental Indenture.
25-3 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Property Trustee under the Amended and Restated Trust Agreement for PSE&G Capital Trust III.
25-4 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Property Trustee under the Amended and Restated Trust Agreement for PSE&G Capital Trust IV.

Exhibit
-------

25-5 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Guarantee Trustee under the Guarantee Agreement for PSE&G Capital Trust III.
25-6 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Guarantee Trustee under the Guarantee Agreement for PSE&G Capital Trust IV.

----------
*     To be filed by amendment.
(1) Previously filed as Exhibit 3-3 to Registration Statement on Form S-3, No. 333-2763, and incorporated herein by reference.
(2) Previously filed as Exhibit 3-6 to Registration Statement on Form S-3, No. 333-2763, and incorporated herein by reference.
(3) Previously filed as Exhibit 3-9 to Registration Statement on Form S-3, No. 333-2763, and incorporated herein by reference.
(4) Previously filed as Exhibit 4e(1) to Quarterly Report on Form 10-Q dated May 13, 1998, File No.001-00973, and incorporated herein by reference.
(5) Previously filed as Exhibit 4-4 to Registration Statement on Form S-3, No. 333-2763, and incorporated herein by reference.
(6) Previously filed as Exhibit 4-7 to Registration Statement on Form S-3, No. 333-2763, and incorporated herein by reference